SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

                            FORM SB-2
		   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
						             	ELITE PHARMACEUTICALS, INC.
         (Name of small business issuer in its charter)
			 DELAWARE						          2834		                      22-3542636
    State or jurisdiction	  Primary Standard		          I.R.S. Employer
    of incorporation or		   Industrial	Identification   Number
    organization	           Classification Code
                            Number

    230 West Passaic Street, Maywood, NJ 07606 (201)845-6611
    (Address and telephone number of principal executive offices and principal place of business)

    Atul M. Mehta, President, Elite Pharmaceuticals,Inc.
    230 West Passaic Street, Maywood, NJ 07606/(201)845-6611
    (Name, address and telephone number of agent for service)

                            Copies to:
    Pender R. McElroy, James, McElroy & Diehl, P.A.
    600 South College Street, Charlotte, NC 28202
    (704)372-9870

    Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

	                                             						[ ]____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

                                                      [ ]____________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
                                                   		[ ]  ____________

								CALCULATION OF REGISTRATION FEE


Title of			                       Proposed	       Proposed	   Amount of
Each Class of			  Amount	         Maximum		       Maximum     Registn.
Securities to			  to be	          Offering Price  Aggregate   Fee
be Registered(1)  Registered      per Security(2) Offer Price
Common Stock,			  4,400,000       $1.25		         $5,500,000  $1,896.55
$.01 par value
Class A Redeemable Common
Stock Purchase Warrants

               	  3,050,000        $.50		         $1,525,000   $  525.86

Common Stock, $.01 par
value Underlying Class A
Redeemable Common Stock
Purchase Warrants(3)

             		   3,050,000       $1.25		         $3,812,500   $1,314.66

(1)  All Securities registered herein are held by Selling
Security Holders; Elite Pharmaceuticals is registering none of its own securities.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. Based upon the price for which the Common Stock and Warrants were sold in a private placement conducted by the Registrant on October 30, 1997, in which private placement units of 40,000 shares of Common Stock and 20,000 Warrants were sold for $60,000. The allocation of the offering price in the above described private placement between the shares of Common Stock and Warrants offered herein is purely arbitrary.

(3)  Reserved for issuance upon exercise of the Class A.
Redeemable Common Stock Purchase  Warrants.

			                  ELITE PHARMACEUTICALS, INC.
                       CROSS REFERENCE PAGE

Registration Statement Item
    Number and Heading					                Location in Prospectus
1.  Front of Registration Statement and
	   Outside Front Cover Page of Prospectus...Cover Page
2.  Inside Front and Outside Back Cover
    Pages of Prospectus......................Inside Front and
							                                      Outside Cover
3.  Summary Information and Risk Factors.....Prospectus	Summary;Risk Factors
4.  Use of Proceeds..........................Use of Proceeds
5.  Determination of Offering Price..........Cover Page; Risk	Factors
6.  Dilution.................................Dilution
7.  Selling Security Holders.................Selling Security	Holders
8.  Plan of Distribution.....................Risk Factors
							                                      Selling Security Holders
9.  Legal Proceedings........................Business-Legal Proceedings
10. Directors,Executive Officers,Promotors
   	and Control Persons......................Management
11. Security Ownership of Certain
    Beneficial Owners and Management.........Principal Stockholders
12. Description of Securities................Description of	Securities
13. Interests of Named Experts and Counsel...Experts and Counsel
14. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.............................Management
15. Organization Within Last Five Years......Business
16. Description of Business..................Business
17. Management's Discussion and Analysis
    or Plan of Operation.....................Management's Discussion
								                                     and Analysis
18.		Description of Property.................Business-Property
19.		Certain Relationships
     and Related Transactions................Certain Transactions
20.		Market for Common Equity and Related
     Stockholder Matters.....................Cover Page; Principal
                                             Stockholders;
                                             Description of Securities;
                                             Risk Factors
21.		Executive Compensation..................Management
22.		Financial Statements....................Financial Statements
23.		Changes in and Disagreements With
				 Accountants on Accounting and
				 Financial Disclosure....................Not applicable

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer tosell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

		                  ELITE PHARMACEUTICALS, INC.
                  7,450,000 VOTING COMMON SHARES

(including 3,050,000 Common Shares Underlying Class A
Redeemable Common Stock Purchase  Warrants)

3,050,000 CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS
This Prospectus covers an aggregate of 7,450,000 shares of the common stock of ("Common Stock"), $.01 par value, and 3,050,000 Class A Redeemable Common Stock Purchase Warrants ("Warrants") of Elite Pharmaceuticals,
Inc. ("Elite Pharmaceuticals" or the "Company"), Delaware corporation, on behalf of certain selling security holders of the Company
("Selling Security Holders"). Of the securities offered hereunder
(i) 4,000,000 shares of Common Stock and 2,000,000 Warrants were heretofore issued in a private offering on October 31, 1997 ("Private Placement"),
(ii) 400,000 shares of Common Stock and 200,000 Warrants are issuable pursuant to warrants issued to the placement agent of Private Placement ("Placement Agent Warrants"), (iii) 850,000 Warrants were issued in connection with private transactions dated; and (iv) the 3,050,000 shares of Common Stock are issuable upon the exercise of the Warrants referred to in items (i) through (iii) above. See "Selling Security Holders". Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $3.00 during commencing November 30, 1997 and continuing until November 29, 2002.
See "Description of Securities." The offering price will be determined by the Selling Security Holders. See "Selling Security
Holders" "Plan of Distribution" and "Underwriting."
The Company will receive proceeds only upon the exercise of the Warrants or the Placement Agent Warrants. See "Use of Proceeds".

Elite Pharmaceuticals has applied for quotation of the Common Stock and Warrants on the American Stock Exchange and the
Nasdaq SmallCap Stock Market. There can be no assurance that these securities will be approved for listing, or, if approved, that an active trading market will develop. See "Risk Factors."

       AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A
HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS
IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The securities are being offered for cash as follows:

	                                       Underwriting 	  Proceeds to issuer
							                    Price to     discounts and   or other
							                    public (1)   commissions(1)  persons(1)
Per Share of Common Stock	 unknown	     unknown	      unknown
Per Warrant			             unknown	     unknown       unknown
Total					                 unknown	     unknown       unknown

(1)			The  securities offered hereunder will be  offered  by
the Selling Security Holders at market price; Elite Pharmaceuticals is unaware of any arrangements entered into between such Selling Security Holders and any broker or dealer, or underwriter.
It is anticipated that the securities will be offered through the over the counter market.

          The date of this Prospectus is January 29, 1998

Elite Pharmaceuticals intends to furnish its shareholders and holders of Warrants with annual reports containing audited financial statements, examined by an independent accounting firm, and such interim reports as it may determine to furnish or as may be required by law. Where any document is incorporated by reference in the Prospectus but not delivered therewith, Elite Pharmaceuticals will undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon oral or written request of such person, a copy of any and all of the information incorporated by reference in the Prospectus (not including exhibits to the information incorporated by reference unless the exhibits are specifically incorporated by reference into the information that the Prospectus contains). Requests should be addressed to Pender R. McElroy at (704) 372-9870.

UNTIL 90 DAYS AFTER THE LATER TO OCCUR OF (i) THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT OR (ii) THE DATE ON WHICH THE SECURITIES REGISTERED HEREUNDER ARE BONA FIDE OFFERED TO THE PUBLIC, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                       PROSPECTUS SUMMARY

     The  following summary is qualified in its entirety
by the detailed information financial statements
appearing elsewhere in this Memorandum.  Each prospective
investor is urged to read this Memorandum in its
entirety.  All statements other than statements of
historical fact contained in this Memorandum are forward-
looking  statements within the  meaning  of  the Private
Securities Litigation Reform Act of 1995. Forward-
looking statements in this Memorandum generally are
accompanied by words such as "intend," "anticipate",
"believe", "estimate," "project," or    "expect"    or
similar   statements.    Although Elite Pharmaceuticals
believes that the expectations reflected in such forward-
looking  statements are reasonable, no assurance  can be
given  that  such expectations will prove correct.
Factors that could  cause the Company's results to differ
materially from the results discussed in such forward-
looking statements include the risks   described   under
"Risk Factors." All forwardlooking statements in this Memorandum are expressly qualified in their entirety by the cautionary statements in this paragraph.

                      ELITE PHARMACEUTICALS, INC.
       Elite Pharmaceuticals, Inc. was incorporated in the State of Delaware on October 1, 1997, for the purpose of merging with, and thus changing the name and state of incorporation of, Prologica International, Inc. ("Prologica"). Prologica was incorporated in the State of Pennsylvania on April 20, 1984. Since its incorporation and completion of its initial public offering in August 1988, and until the merger, Prologica had not engaged in any business other than searching for suitable acquisitions had not identified any suitable acquisitions. Prior to the merger with Elite Pharmaceuticals, Inc., Prologica created a wholly owned subsidiary, HMF Enterprises, Inc. ("HMF") for the sole purpose of merging with Elite Laboratories.
The merger of Prologica with Elite Pharmaceuticals, Inc. and the merger of Elite Laboratories, Inc. with HMF were made in connection with a Private Placement of the common stock and warrants to purchase common stock of Prologica (the "Private Placement"). The sole business of Elite Pharmaceuticals, Inc., is to hold one hundred percent of the stock of Elite Laboratories, Inc.

       Elite Pharmaceuticals' principal offices are located at 230 W. Passaic Street, Maywood, New Jersey 07607 its telephone number is (201) 845-6611.

                       ELITE LABORATORIES, INC.

       Elite Laboratories, Inc. ("Elite Labs") was
incorporated in the State of Delaware on August 23, 1990.
Elite Labs engages in the research, development, licensing, manufacturing and marketing of both new and and generic, controlled-release pharmaceutical products. Controlled drug delivery involves releasing a drug into the bloodstream or delivering it to a target site in the body over an extended period of time, or at predetermined times. Since  its  inception in  1990, Elite  Labs  has  established a research  and
development laboratory and has developed six oral controlled release pharmaceutical products to varying stages of the development process. There is no assurance that any of Elite Labs's products will be approved by the United States Food and Drug Administration ("FDA"),
marketed, or be commercially viable products.	Furthermore, there
are no agreements in effect requiring the payment of royalties to Elite Labs, except under certain conditions, which may not be fulfilled.

       Elite Labs also has conducted several research and development projects on behalf of large pharmaceutical companies.
These activities have generated only limited revenues to date.

                       THE OFFERING

       Although this is the initial public offering of the stock of Elite Pharmaceuticals, the Company itself is issuing no securities. All of the securities registered in connection with this offering are currently held by, and will be offered by, current Selling Security Holders, or are subject to execution of Warrants currently held by Selling Security Holders. (See "Terms of the Offering", and "Description of Securities").

                       SECURITIES OUTSTANDING

       There are 14,475,200 shares of common stock of Elite Pharmaceuticals, Inc. ("Common Stock") issued and outstanding. In addition, there are Warrants and options outstanding to purchase an additional 5,900,000 shares of Common Stock.

                       USE OF PROCEEDS

       The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling
Shareholders. See "Selling Shareholders". The Company will receive proceeds only upon the exercise of the Warrants or the Placement Agent Warrants by the holders thereof. See "Use of Proceeds".

                       RISK FACTORS

       The Securities offered hereby are highly speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider the factors set forth under "Risk Factors" as well as all other information contained herein, before subscribing for any of the Securities.

                       NASDAQ LISTING

       Elite  Pharmaceuticals is applying to list the
Common Stock and Warrants on the American Stock Exchange
and/or the Nasdaq SmallCap Market.  The Company will
attempt to obtain the ticker symbol ELIP.   There  can
be no assurance that the Company will be approved for listing of these securities, or if approved, that it will be able to continue to meet the requirements for continued quotation or that a public trading factor will develop or be sustained. See "Risk Factors".

                       RISK FACTORS

       The securities offered hereby are highly speculative in nature and investment therein involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. Therefore each prospective investor should consider very carefully certain risks and speculative factors inherent in and affecting the business of, and investment in, Elite Pharmaceuticals prior to the purchase of any of the securities offered hereby, as well as all of the other matters set forth elsewhere in this Memorandum. Investors should be prepared to suffer a loss of their entire investment. Hereinafter Elite Pharmaceuticals and Elite Labs shall sometimes collectively be referred to as the "Company." Certain of these risks and speculative factors are as follows:

       1. Limited Operating History - Anticipated Future Losses.

       Since the inception in 1984 of Elite
Pharmaceutical's predecessor, neither Prologica nor Elite
Pharmaceuticals has carried on any business or generated any revenues. Elite Pharmaceutical's sole source of income is income received through its ownership of Elite Labs. The Company expects to realize significant losses in the next year of operation. Since
Elite Labs' inception in 1990, it has not generated any significant revenues and had a retained earnings deficit of $1,616,000 at its fiscal year ended March
31, 1997. Elite Labs' operations are subject to all of the risks inherent in the establishment of a new commercial enterprise and the likelihood of the success of the Company must be considered in light of various factors, including working capital deficits, competition with established and well financed entities, anticipated negative cash flow in the period following completion of this offering, the absence of substantial written commitments for purchase of Elite Labs' services and the need for further development of the its products. The Company expects to continue to incur losses until it is able to generate sufficient revenues to support its operations and offset operating costs. There can be no assurance that such revenues and become profitable.

       2. Significant Capital Requirements; Need for Additional Financing.

       The Company anticipates, based on its currently proposed plans and assumptions relating to its operations, that it currently has sufficient operating capital to satisfy its contemplated cash requirements until October 31, 1999. After such time, the completion of the Company's development activities will require significant funding than that otherwise currently available to the Company. The Company has no current arrangements with respect to sources of additional financing other than with respect to the potential exercise of the options and warrants currently outstanding. There can be no assurance that any of the warrants will be exercised or that other additional financing will be available to the Company on commercially reasonable terms, or at all. The inability of the Company to obtain additional financing, when needed, would have a material adverse effect on the Company, including possibly requiring the Company to curtail or cease its operations. To the extent that any future financing involves the sale of the Company's equity securities, the Company's then existing stockholders, including investors in this Offering, could be substantially diluted. On the other hand, to the extent the Company recurs indebtedness or otherwise issues debt securities, the Company will be subject to risks associated with indebtedness, including the risk that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on such indebtedness.

       3. Possible Earlier Need for Additional Financing.

       In the event the Company's plans change, its assumptions change or prove to be inaccurate, or its cash flow proves to be insufficient to fund the Company's operations (due to unanticipated expenses, delays, problems, difficulties or otherwise), the Company would be required to seek additional financing sooner than anticipated. There can be no assurance that any of such warrants will be exercised or that the Company would be able to secure additional financing to fund its operations.

       4. No Assurance of Successful Product Development.

       Elite Labs has not yet developed a product to the stage of generating commercial sales. While Elite Labs'
President has successfully developed controlled release products for his prior employers, Elite Labs' research activities are characterized by the inherent risk that the research will not yield results which will receive
FDA approval or otherwise be suitable for commercial exploitation.

       5.	No Assurance of Successful Licensing and Marketing.

       Initially, the Company plans to market its products, once developed, either directly or through agreements with third parties and by way of licensing agreements with other pharmaceutical companies. There can be no assurance that such third-party arrangements can be successfully negotiated or that any such arrangements, if available, will be on commercially reasonable terms. Even if acceptable and timely marketing arrangements are entered into, there can be no assurance that products developed by the Company will be competitive and profitable in the marketplace. Because the Company's clients will in many cases make all or many material marketing and other commercialization decisions regarding such products, a significant number of the variables that affect the Company's royalties and fees, and, in turn, profitability, are not exclusively within the Company's control. Achieving market acceptance for the Company's products and services requires additional funding for which a portion of the proceeds of this Offering have been allocated. The Company's business strategy is to expand its client relations for various new pharmaceutical products. However, to date, the Company has had only a limited number of clients.
Implementation of the Company's growth will depend upon, among other things, the Company's ability to hire and retain skilled marketing personnel.

       6.  Government Regulation.

       The design, development and marketing of pharmaceutical compounds are reviewed, and manufacturing facilities are inspected, by government regulatory agencies, including the United States Food and Drug Administration and comparable agencies in other countries (collectively "Agency"). The Company is unable to predict the effect that reviews by any Agency will have on the development, clinical testing, manufacturing, marketing or sale of its pharmaceutical products. Failure to obtain Agency approvals in a timely fashion or on the terms and with the scope or breadth contemplated by the Company could adversely affect the Company. In addition, in certain cases, the Company's license agreements for new formulations of pharmaceutical compounds may provide that the licensees, rather than the Company, are responsible for obtaining the Agency approval of new formulations. In such cases, the timing of the submission of applications for Agency approval and of any supplementary data requested by an Agency is not within the Company's control. Any delays in the submission of such applications and supplementary data requested could adversely affect the business of the Company. Continued growth in the Company's revenues and profits will depend, in large part if not exclusively, on successful introduction and marketing of products subject to Agency approval. There can be no assurance as to when or whether such approvals from such regulatory authorities will be received. See
"Business-Governmental Regulation."

       7. Competition.

       In  recent  years,  an increasing number of
pharmaceutical companies	have become  interested  in
the  development and commercialization  of products
incorporating  advanced  or novel drug  delivery systems.
The Company expects that competition in the  field  of
drug delivery will significantly increase  in the future
since  smaller  specialized  research  and development
companies  are  beginning to concentrate on this  aspect
of the business. 	Some  of  the  major
pharmaceutical companies have invested and are continuing to invest significant resources in the development of their own drug delivery systems and technologies and some have invested funds in such specialized drug delivery companies. Many of these companies have greater financial and other resources as well as more experience than the Company in commercializing pharmaceutical products. Such companies may develop new drug formulations and products or may improve existing drug formulations and products more efficiently than the Company. While the Company's product development capabilities and patent protection may help the Company to maintain its market position in the field of advanced drug delivery, there can be no assurance that others will not be able to develop such capabilities or alternative technologies outside the scope of the Company's patents if any, or that even if patent protection is obtained, such patents will not be successfully challenged in the future.

       8.  Proprietary  Technology: Unpredictability  of Patent Protection.

       The Company's success, competitive position and amount of royalty income will depend in part on its ability to obtain patent protection in various jurisdictions related to the technologies, processes and products it develops. The Company may file patent applications seeking such protection. There can be no assurance that these applications will result in the issuance of patents(s), or if any patent(s) are issued, that litigation will not be commenced seeking to challenge such patent protection or that such challenges will fail. In addition, there can be no assurance that the scope and validity of the Company's patents will prevent third parties from developing similar or competing products. The expenses involved in litigation regarding patent protection or a challenge thereto can be significant and cannot be estimated by the Company. Furthermore, there can be no assurance that the Company's activities will not infringe on patents owned by others. The Company could incur substantial costs in defending itself in suits brought against it, or in suits in which the Company may assert, against others, claiming infringement of the Company's patents.
There can be no assurance that the Company would possess sufficient funds to protect its patents from infringement. Should the products be found to infringe upon patents issued to third parties, the manufacture, use and sale of such products could be enjoined and the Company could be required to pay substantial damages.
In addition, the Company may be required to obtain licenses to patents, or other proprietary rights of third parties, in connection with the development and use of the Company's products and technologies as they relate to other persons' technologies. No assurance can be given that any licenses required under any such patents or proprietary rights would be available on acceptable terms, if at all. The Company will also rely on trade secrets and proprietary knowhow, which it will seek to protect in part, by confidentiality agreements with employees. There can be no assurance that such employees, or others, will maintain the confidentiality of such trade secrets or proprietary information or that trade secrets or proprietary knowhow of the Company will not otherwise become known or be independently developed in such manner that the Company will have no practical recourse. See "Business-Patents."

       9. Key Research Personnel.

       The Company is heavily dependent upon the scientific expertise of Dr. Atul M. Mehta, President and CEO of Elite Pharmaceuticals and Elite Labs.
Although Elite Labs now employs and will in the future continue to employ other qualified scientists, as of the date of this Offering, only Dr. Mehta has the advanced knowledge, knowhow and track record of having successfully developed controlled-release products for other companies. The loss of Dr. Mehta's services would have a material adverse effect on the Company's business. Therefore, Elite Labs has entered into a five-year employment contract with Dr. Mehta which ends on December 31, 2000. Additionally, Elite Labs has obtained insurance coverage with respect to Dr. Mehta's life in an amount of $1,000,000.


       10. Lack of Trading Market.

       Purchasers of the securities offered hereby must be aware of the long-term nature of their investment and be able to bear the economic risks of their investment for an indefinite period of time. No trading market exists for the Common Stock or Warrants, although those shares of Elite Pharmaceuticals' Common Stock held by the former shareholders of Prologica are currency listed for trading in the over-the-counter market in the National
Quotation Service Bureau "pink sheets". A limited market for the securities offered hereunder may develop on the over-thecounter bulletin board, although there can be no assurance of such an occurrence. Even if such a market developed, it would still be more difficult for an investor to dispose of, or to obtain quotations as to, the price of the Common Stock than a security traded on a national securities exchange.
While the Company intends to apply for a listing on the Nasdaq SmallCap Market "Nasdaq" for the Common
Stock and Warrants, there can be no assurance that the Company will obtain such listing. Nasdaq has recently proposed amendments to its rules increasing listing eligibility and maintenance criteria. Existing eligibility criteria for inclusion on Nasdaq require, among other things, that an issuer have total assets of $4 million and total equity of $2 million, and that the security to be listed has a minimum bid price of $3.00 per share. The proposed amendment would require among other things, that an issuer have net tangible assets (i.e., total assets less total liabilities and intangible assets) of $4 million (or alternatively, net income in two of the most recent three fiscal years of at least $750,000, or a market capitalization of $50 million) and that the security to be listed has a minimum bid price of $4.00 per share. Adoption of the proposed amendments, which are expected to become effective in 1997 would further increase the risk of not having Elite Pharmaceuticals' Common Stock listed on Nasdaq. In the event only the Minimum Securities are sold Elite Pharmaceuticals will likely not be eligible for listing on Nasdaq.


       11. Penny Stock Regulation.

       The trading of the Company's Common Stock, if any, will be subject to Rule 15g-9 promulgated under the Exchange
Act for nonNasdaq  and  non-exchange listed securities.
Under such rule, brokers-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share. The Commission has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Such exceptions include equity securities listed on Nasdaq and equity securities issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk of disclosure schedule explaining the penny stock market and the risks associated therewith. Elite Pharmaceuticals' Common Stock is currently a penny stock as defined in the Exchange Act and as such, the market liquidity for the Common Stock will be limited to the ability of broker-dealers to sell the Common Stock in compliance with the above-mentioned disclosure requirements.

       12.  Outstanding Warrants and Options.

       There are outstanding warrants and options to purchase an aggregate of 5,900,000 shares of Common Stock for prices ranging from $1.00 to $3.00. To the extent that outstanding warrants or options are exercised, dilution of the interests of Elite Pharmaceuticals' stockholders will occur. Moreover, the terms upon which the Company will be able to obtain additional equity may be adversely affected since the holders of the outstanding warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain capital on terms more favorable to the Company than those provided by such securities.


       13. No Dividends.

       Elite Pharmaceuticals has not paid any cash dividends to date and does not expect to pay cash dividends in the foreseeable future.

       14. Potential Anti-Takeover Effects of Delaware Law.

       Certain provisions of Delaware law could make more difficult a merger, tender offer or proxy contest involving the Company, even if such events could be beneficial to the interests of the shareholders. These provisions include Section 2 03 of the Delaware
General Corporation law. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock.

       15.  Arbitrary Offering Price.

      The Securities offered hereunder will be offered by the Selling Security Holders at a price or prices to be determined by such Selling Security Holders. The
Company does not know that the offering price of the Common Stock and Warrants will be; the offering price will be arbitrarily determined by the Selling
Security Holders and will bear no relation  to Elite
Pharmaceuticals' book value, assets, or any other objective criteria of value. There can be no assurance that the Securities offered hereby can be resold at or near the offering price. In addition, the exercise price of the Warrants bears no relation to Elite
Pharmaceuticals' book value, assets, or any other objective criteria of value. The Company does not know whether all, or even any, of the Selling Security
Holders will sell their securities, or when they will do so. See "Selling Security Holders" and "Plan of
Distribution".

       16. Limitation on Personal Liability of Directors.

       The Bylaws of the Company contain provisions reducing the potential personal liability of the directors of the Company for certain monetary damages and providing for indemnity of directors. The Company is unaware of any present, pending or threatened litigation which would result in any liability for which a director would seek such indemnification or protection. The provisions affecting personal liability provide that the Company will indemnify its directors to the fullest extent permitted by Section 145 of the Delaware
Corporation Law against (a) expenses (including attorney's fees) reasonably incurred in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding (and appeal therefrom) against any director, whether or not brought by or on behalf of the Company seeking to hold the director liable by reason of the fact that he was acting in such capacity; and (b) any reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement in such action, suit or proceeding. In that respect, the provisions diminish the potential right of action which might otherwise be available to shareholders by affording indemnification by the Company against most damages and settlement amounts paid by a director.

       17.	Product Liability.

       The design, development and manufacture of the Company's Products involve an inherent risk of product liability claims. The Company does not have products liability insurance, although it intends to seek to obtain such coverage in the future. A successful claim against the Company could have a material adverse effect upon the Company's results of operations and financial position.

       18.  Forward Looking Statements.

       All statements other than statements of historical fact contained in this Memorandum are forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. Forward-looking statements in this Memorandum generally are accompanied by words such as "intend," "anticipate," "believe,"
"estimate," "project," or "expect" or similar statements.
Although Elite Pharmaceuticals believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements include the risks described hereinabove. All forward-looking statements in this Memorandum are expressly qualified in their entirety by the cautionary statements in this paragraph.

                       SELLING SECURITY HOLDERS

       Any securities offered and sold pursuant hereto will be offered and sold from time to time by existing security holders of the Company ("Selling Security
Holders") for their own accounts. The securities offered may be sold from directly by the Selling Security
Holders; alternatively, the Selling Security Holders may offer such securities through underwriters, dealers or agents. The distribution of securities by Selling
Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales of securities. The Selling Security
Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

       At the time a particular offer of securities is made by a Selling Security Holder, the Selling Security Holder must, to the extent required by law, deliver prospectus setting forth the number of shares being offered, and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the Selling Security Holder, and any discounts, commissions, or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.
The Selling Security Holders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the time of purchases and sales by the Selling Security
Holders.

       The following table shows the names Selling Security
Holders, along with any material relationships such security holders have or have had with the Company and the amount of securities held by such security holder and available to be offered. Certain Security Holders own securities in Elite Pharmaceuticals that are not being offered hereunder and are not included in the table.

       Column A shows the name of the Selling Security
Holder; Column B describes any positions or offices held by the Selling Security Holder within the last three years with the Company, its predecessor or its affiliates; Column C shows number of Shares being offered that are owned by the Security Holder prior to the offering; Column D shows the number of Warrants being offered that are owned by the Selling Security Holder. As used in the preceding sentence "Shares" means shares of Common Stock of Elite Pharmaceuticals, Inc., and
"Warrants" mean Class A Redeemable Common Stock Purchase
Warrants, each warrant entitling the holder to purchase one share of Common Stock at an exercise price of $3.00 exercisable for five years from November
30, 1997. As stated above, the Company does not know which, if any, Security Holders will be offering their securities for sale, when they intend to do so, or what percentage of their securities will be offered.

     	A.                      B.	             C.           D.
		                                            Number of    Number of
Name of Security Holder       Positions Held  Shares Owned Warrants Owned
Maurice J. Abadi              None	           20,000       10,000
Robert G. Ackerly	            None	           20,000       10,000
Hymie Akst	                   None	           20,000       10,000
Joan F. Albrecht	             None	           20,000       10,000
All American Funding	         None	           40,000       20,000
David Altschuler	             None	           20,000       10,000
The Aquidneck Trust,
Marielle T. Reilly
and Michael Plunkett TTEES	   None	           40,000       20,000
Marcel Aronheim	              None	           40,000       20,000
Joan Rich Baer, Inc.
Pension Plan
and Trust  U/A/D 1/1/78,
Joan Rich Baer and
Arthur Bugs Baer TTEE	        None	           40,000       20,000
Robert W. Baird & Co.
TTEE,FBO Albert L. Saphier
IRA	                          None	           40,000       20,000
Mayer Ballas, M.D.	           None	           20,000       10,000
Norman Barrie and
Laurel Barrie	                None	           20,000       10,000
B&B Management, Ltd.	         None           104,000       52,000
Jerome Belson	                None           280,000      290,000
Susan J. Bender	              None	           40,000       20,000
Birchcrest Industries, Inc.
Employee Profit Sharing Plan
& Trust	                      None	           20,000       10,000
Harvey Blitz	                 None	           40,000       20,000
Dr. Daniel Scott Brandwein	   None	           20,000       10,000
Bridge Ventures, Inc.	        See Note 1     100,000      550,000
Susan Brauser	                None	           20,000       10,000
Michael E. Bushey DDS Inc.
Profit Sharing Trust	         None	           20,000       10,000
C. Ames Byrd and
Donna M. Byrd, JT	            None	           20,000       10,000
Joseph Michael Cafiero and
Veronica Walsh Cafiero JT	    None	           10,000        5,000
McDonald & Company Securities
FBO Frank B. Carr IRA	        None	           60,000       30,000
Chillington Corporation N.V.  None           140,000       70,000
Alan R. Cohen	                None            20,000       10,000
Israel Cohen	                 None	           20,000       10,000
Phyllis J. Cohen	             None	           10,000        5,000
Irving W. Davies	             None	           10,000        5,000
Ronny Lee Doran	              None	           10,000        5,000
Joseph A. Dussich	            None	           40,000       20,000
Sidney Dworkin	               None	           40,000       20,000
Anita Elias Living Trust,
Anita and Jack Elias,TTEES	   None	           20,000       10,000
Dr. Edward R. Falkner, Inc.
Profit Sharing Trust	         None	           20,000       10,000
Alan Feldman	                 None	           20,000       10,000
Cary Fields	                  None	           80,000       40,000
Stuart Flaum	                 None	           20,000       10,000
F&N Associates, Inc.	         None	           13,333        6,666
Gary W. Funk	                 None	           40,000       20,000
Joseph Giamanco	              None           160,000       80,000
Lawrence and Diane Gorelick	  None	           40,000       20,000
Edward A. Harycki	            None	           20,000       10,000
Hasenfield-Stein,
Pension Trust	                None	           13,333        6,666
Delaware Charter Gurantee
& Trust Co.
FBO Ronald I. Heller IRA	     None	           30,000       15,000
Richard A. Horstmann	         None	           80,000       40,000
Intergalactic Growth
Fund, Inc.	                   None	           80,000       40,000
Barbara Kantor	               None	           20,000       10,000
Robert Karsten, D.D.S.	       None	           40,000       20,000
Richard Katz	                 None	           20,000       10,000
E. Gerald Kay	                None	           40,000       20,000
Kentucky National
Insurance Co.	                None	           20,000       10,000
Keys Foundation	              None           160,000       80,000
Ali H.  Khin
and Mariam K. Ohn	            None	           40,000       20,000
Ernest Howard King, Jr.	      None	           20,000       10,000
Marvin Kogod
and Muriel Kogod JTWROS	      None	           20,000       10,000
Jay Lieberman	                None	           40,000       20,000
Andrew Licari	                None            40,000       20,000
James Lynch	                  None	           20,000       10,000
Leonard Makowka	              None	           80,000       40,000
Virginia Meade	               None	           10,000        5,000
Beno Michel M.D. Trust	       None	           20,000       10,000
Harold Miller	                None	           20,000       10,000
Farrell Moore
and Ann Moore JT	             None	           20,000       10,000
Gee Gee Morgan	               None	           10,000        5,000
Morgan Steel Limited	         None	           80,000       40,000
Delaware Charter Guarantee
& Trust Co. FBO
David S. Nagelberg IRA	       None	           30,000       15,000
Daniel Orenstein	             None	           56,000       28,000
Donald Orenstein	             None	           20,000       10,000
Seymour Orenstein	            None	           32,000       16,000
The Chandrakant and Krishna
Patel Family Trust Dtd.
8/25/92	                      None	           40,000       20,000
Sanjay K. Patel	              None	           40,000       20,000
Vijay Patel	                  None	           60,000       30,000
James M. Persky	              None	           10,000        5,000
Stephen J. Posner	            None	           40,000       20,000
Delaware Charter Guaranty
Trust TTEE FBO
Paul Prager IRA	              None	           60,000       30,000
Tis Prager	                   None	           40,000       20,000
R. Capital II, Ltd.	          None	           80,000       40,000
Kenneth M. Reichle, Jr.	      None	           20,000       10,000
Fahnestock & Co., Inc.
C/F Gerald Richter IRA	       None	           20,000       10,000
R&J Trust Dtd. 7/1/93,
Roger P. Siegel
and Joan K. Siegel TEES	      None	           40,000       20,000
Kenneth M. Robbins	           None	           20,000       10,000
Wayne Robbins	                None	           40,000       20,000
Joseph Roselle	               None	           80,000       40,000
Carl Rosen	                   None	           40,000       20,000
Robert M. Rosin	              None	           20,000       10,000
Harvey L. Ross	               None	           40,000       20,000
Irving Russo	                 None	           20,000       10,000
Rutgers Casualty Insurance Co.None	           20,000       10,000
Saggi Captial Corporation	See Note 2	              0      200,000
Ronald Schaffer	              None	           48,000       24,000
Harry Schwartz	               None	           20,000       10,000
Mark Schwartz	                None	           20,000       10,000
Merton J. Segal	              None	           40,000       20,000
Norman Seiden	                None	           80,000       40,000
Robert Shiff	                 None	           20,000       10,000
Barbara Snyder	               None	           40,000       20,000
Nachum Stein	                 None	           13,333        6,666
Myron M. Teitelbaum, M.D.	    None	           10,000        5,000
Edmund Tennenhaus	            None	           40,000       20,000
Tissera Overseas Fund N.V.	   None	           40,000       20,000
Robert and Sarah Wax	         None	           40,000       20,000

For the Following Selling
Shareholders, See Note 3:
Norman Gottlieb	              See Note 4     104,580       52,290
Dino Niso	                    None           104,580       52,290
First Montauk Securities Corp.None	           58,480       29,240
Ameriprop, Inc.	              None	           36,680       18,340
Cantella & Company, Inc.	     None	            9,040        4,520
Lawrence Zaslow	              None	           25,200       12,600
Nathan Low	                   None	           10,800        5,400
Susan Bender	                 None	            3,000        1,500
M.H. Meyerson	                None	            4,480        2,240
Z/A Associates	               None	           10,800        5,400
Comprehensive Capital	        None	            3,000        1,500
First National Fund Corp	     None            12,000        6,000
Stephen J. Posner	            None	            9,480        4,740
Donald Orenstein	             None	            4,760        2,380
Benjamin Leifer		             None             2,368        1,184
Southwall Capital		           None               592          296

Note 1: Consultant under terms of Consulting Agreement entered into between Elite Laboratories, Inc. and Bridge Ventures, Inc., dated as of August 1, 1997, and assumed by Elite Pharmaceuticals, Inc. as of November 7, 1997.

Note 2: Consultant under terms of Consulting Agreement entered into between Elite Laboratories, Inc. and Saggi Capital Corporation, dated as of August 1, 1997, and assumed by Elite Pharmaceuticals, Inc.
as of November 7, 1997.

Note 3: The securities held by the following Selling Security
Holders underlie the Placement Agent Warrants. See "Description of Securities".

Note 4: Norman Gottleib is a principal of Normandy Securities,Inc., which is a consultant under terms of a Consulting Agreement entered into between Elite Laboratories, Inc. and Normandy Securities, Inc., dated as of October 31, 1997, and effective through October 31, 1998. Under the terms of said agreement, Normandy Securities, Inc. provides to Elite Labs consulting services relating to corporate finance to in exchange for monthly payments of $3,000.

                       USE OF PROCEEDS

       The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling
Shareholders. See "Selling Shareholders". The Company will receive proceeds only upon the exercise of the Warrants or the Placement Agent Warrants by the holders thereof. If all of the Warrants (other than those underlying the Placement Agent Warrants) are exercised
(each Warrant entitling the holder thereof to purchase one share of Common Stock at 3.00 per share), the proceeds generated therefrom will be $6,000,000. If all the Placement Agent Warrants are exercised (each
Placement Agent Warrant entitling the holder thereof to purchase 40,000 shares of Common Stock and 20,000
Warrants for $72,000), the proceeds therefrom will be $720,000. If, subsequent to the exercise of the Placement Agent Warrants, the holders of the underlying
Warrants exercise such warrants, the proceeds therefrom will be $600,000. There can be no assurance as to when, if ever, any or all of such securities will be exercised.
Proceeds, if any, received from the exercise of the Warrants, Placement Agent Warrants and Warrants underlying the Placement Agent Warrants will be used for working capital requirements and other general corporate purposes.

                      DILUTION

       There  will be no dilution of the book value of the
Common Stock since no additional shares are being issued
as a result of this  offering.   There  are  outstanding
options warrants not offered hereunder which entitle the holders thereof to purchase shares of Common Stock at exercise prices ranging from $1.00 to $3.00; exercise of such options or warrants by the holders thereof may dilute the book value of the Common Stock if such warrants or options are exercised at a time when the book value of the Common Stock exceeds the exercise price.

                       PLAN OF DISTRIBUTION

       Any securities offered and sold pursuant hereto will be offered and sold from time to time by Selling
Security Holders for their own accounts. The securities offered may be sold from directly by the Selling Security
Holders, or the Selling Security Holders may offer such securities through underwriters, dealers or agents. The distribution of securities by Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated fees or commissions may be paid by the Selling Security Holders in connection with such sales of securities. The Selling
Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

       At the time a particular offer of securities is
made by a Selling Security Holder, the Selling Security
Holder must, to the extent required by law, deliver a
prospectus setting forth the number of shares being
offered, and the terms of the offering, including the
name or names of any underwriters, dealers or agents, if
any, the purchase price paid by any underwriter for
shares purchased from the Selling Security Holder, and
any discounts, commissions, or concessions allowed or
reallowed or paid to dealers, and the proposed selling
price to the public.   The Selling Security Holders will
be subject to the applicable provisions of the Exchange
Act and the rules and regulations thereunder, which provisions may limit the time of purchases and sales by the Selling Security Holders.


       The Company is unaware of securities being offered other than for cash. No Selling Security Holder has the right to designate any of the Company's Board of Directors. No persons are or have been indemnified against liability arising under the Securities Act with respect to this offering of the Common Stock and Warrants, except to the extent that the Bylaws of the Company indemnify the members of its Board of Directors generally against civil, criminal and administrative actions against any director by reason of action taken by such person in his or her capacity as director. (See
"Risk Factors-Limitation on Personal Liability of
Directors"). The Company is unaware any contracts that any Selling Security Holder may have entered into with any dealer, underwriter or finder, or of any passive market making activity being contemplated or undertaken by any Selling Security Holder.

       Pursuant to the provisions under the Exchange Act and the rules and regulations thereunder, any persons engaged in a distribution of the Common Stock offered by this Prospectus may no simultaneously engage in market making activities with regard to the Common Stock of the Company during applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security
Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Security Holders.

                       MANAGEMENT

Identification of Directors and Executive Officers.

       The directors and executive officers of Elite
Pharmaceuticals and Elite Labs are identical, and are:

	NAME               AGE   POSITION
	Atul M. Mehta      48		President, Chief Executive Officer
                        and Director
	Barri M. Blauvelt  44		Director
	John W. Jackson    53		Director

       Atul  M. Mehta has been President, Chief Executive
Officer  and a director of Elite Labs since its inception
in 1990.  He  has served  as President, Chief Executive
Officer, and a  director of Elite Pharmaceuticals since
1997.  Barri Blauvelt  has served  as a	 director of
Elite Labs since 1992, and as  a director of Elite
Pharmaceuticals since 1997. John Jackson  has served as a
director of   Elite   Labs  since  1995,  and   as  a
director of Elite Pharmaceuticals since 1997. There are no arrangements between any director or executive officer and any other person, pursuant to which the director or officer is to be selected as such. There is no family relationship between the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

       Dr. Mehta, the founder of Elite Labs, was
Vice President at  Nortec  Development  Associates, a
company  specializing  in  the development  of  food,
pharmaceutical  and  chemical  specialty products,  from
1984  to  1989.   From  1981  to   1984,  he was
associated with Ayerst Laboratories, a division  of
American Home Products  Corporation in the solids
formulation section as Group Leader. His responsibilities
included development of formulations of ethical drugs
for  conventional and controlled-release dosage forms
for  both USA  and international markets. He  received
his B.S.  degree  in   Pharmacy with honors from  Shivaii
University, KoIhapur,   India, and a BS, MS, and a
Doctorate of Philosophy in Pharmaceutics from the University of Maryland in 1981. Other than Elite
Labs, no company with which Mr. Mehta was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

       Barri  M.  Blauvelt,  Director of  Elite,
is  President of  Innovara, Inc., a company engaged in
pharmaceutical marketing  and management.  Prior  to
forming  Innovara,  Inc.  in  1983,  Mrs. Blauvelt had
ten years of marketing and management  experience at
Pfizer (USA) and American Cyanamid Company
(International). Mrs. Blauvelt holds an MBA in Marketing
from  Columbia University, and was  an instructor in the
Pharmaceutical Degree Program, Graduate School of
Business, at  Farleigh Dickensen University. Other than
Elite Labs, no  company with which Ms. Blauvelt was
affiliated in the  past   was  a  parent, subsidiary or
other affiliate  of the Company.

       John  W. Jackson, Director of Elite, is Chairman and
CEO of  Celgene  Corporation,  a reporting company under
the  Securities Exchange   Act   (Nasdaq:CELG). Celgene
Corporation  uses proprietary  expertise in small
molecule  chemistry  to  serve the pharmaceutical,
agricultural and allied  industries. Previously he was
President of Gemini  Medical, a  company engaged in
providing consulting  to  medical companies,  inventors
and investors. From 1986  to  1991  he  was President  of
Medical Device  Division of American   Cyanamid  Company
and  from  1978-1986 he   was VP International for
Medical  Products. From 1971-1978 he worked for Merck  &
Company in  international marketing. Mr. Jackson obtained
an  MBA  from   the European Institute of Business
Administration, France,  a   BA  in  Political Science
from  Yale  University and graduated   from Gordonstoun
School in  Scotland. Other than ElitexxxLabs,   no
company with which Mr. Jackson was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.

No director, executive  officer,  or person
nominated to become an  executive officer  or  director,
or control person has been the subject  of any  of the
following actions taken during the past 10 years  and not
subsequently  reversed,  suspended, vacated, annulled or
otherwise rendered of no effect: (i)   Bankruptcy or
insolvency proceedings described in Reg. Paragraph
228.401(d)(1)(i); (ii) Criminal proceedings described in Reg. 228.401(d)(1)(ii); (iii) Civil or administrative proceedings described in Reg.
228.401(d)(1)(iii); or (iv) Self-regulatory organization proceedings described in Reg. 228.401(d)(1)(i).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

       The Bylaws of the Company contain provisions reducing the potential personal liability of the directors of the Company for certain monetary damages and providing for indemnity of directors. The Company is unaware of any present, pending or threatened litigation which would result in any liability for which a director would seek
such indemnification or protection. In addition, the
Company has applied for directors and officers liability insurance, but has not yet received such coverage. The provisions affecting personal liability provide that the Company  will  indemnify its directors to  the
fullest extent permitted by Section 145 of the Delaware Corporation Law against (a) expenses (including attorney's  fees)  reasonably incurred in connection
with any threatened, pending  or  completed civil,
criminal, administrative, investigative or arbitrative action, suit or proceeding (and appeal therefrom)
against any director, whether or not brought by or on behalf of the Company seeking to hold the director liable by reason of the fact that he was acting in such capacity; and (b) any reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement in such action, suit or
proceeding.    In that respect, the  provisions diminish
the potential right of action which might otherwise be available to shareholders by affording indemnification by the Company against most damages and settlement amounts paid by a director. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

COMPENSATION

SUMMARY EXECUTIVE COMPENSATION TABLE FOR YEARS 1995, 1996 AND 1997.
a		       b		      c      	      e       f           g          h		      i
Name and  Calendar Base   Bonus  Other   Restricted  Securities LTIP     All
principal Year(1)  Salary	       Annual  Stock       Underlying payouts  other
position			                      Compen- awards      options           compen-
					                            sation              SARs              sation
Atul M.Mehta 1997  $180,000  $0  $1,785(2) --        200,000    --	    --
President	   1996  $165,000  $0  $1,795(2) --        200,000    --	    --
			          1995  $150,000  $0  $1,795(3) --        -------    --	    --

(1) Dr. Mehta's compensation is awarded as of a calendar year, as opposed to the Company's fiscal year.

(2) Represents the use of a company car, and premiums on life insurance on Dr. Mehta's life for the benefit of his wife. Paid by the company.

(3) Represents premiums on life insurance on Dr. Mehta's life for the benefit of his wife. Paid by the company.



EXECUTIVE OPTION / SAR GRANTS TABLE FOR FISCAL YEAR ENDED MARCH 31, 1997.

	a			        b	          c               d                e
         	   No. of	     % Grant        Per-Share
             Securities  Represents     of Exercise or
				         Underlying  of Options to  Base              Expiration
       			   Options(1)	 Employees      Price             Date
Name

Atul M. Mehta	200,000	   100%           $1.00             1/1/2007

(1) The number of securities underlying the options were initially shares of Elite Labs; however under the terms of the Private Placement, they have been replaced with shares of Elite Pharmaceuticals. The number of shares reflects the two-for-one split of Elite Labs' stock undertaken on August 14, 1997.

AGGREGATED OPTION/ SAR EXERCISES AND FISCAL YEAR END
OPTION/SAR VALUE TABLE FOR FISCAL YEAR ENDED MARCH 31, 1997.
a               b            c        d                           e
                                  # of Securities Underlying Value Unexercised
                                  Unexercised Options/     In-the Money Options/
						                            SARS at FY-End            SARs at FY-End

 	          Shares Acquired   Value    Exercisable/        Exercisable/
		          on Exercise       Realized Unexercisable(1)    Unexercisable
Name
Atul M.Mehta   None           $0		     400,000            $200,000(2)
							                                Exercisable

(1) The number of securities underlying the options were initially shares of Elite Labs; however under the terms of the Private Placement, they have been replaced with shares of Elite Pharmaceuticals. The number of shares reflects the two-for-one split of Elite Labs' stock undertaken on August 14, 1997.

 (2) The market value of the shares of Common Stock is unknown and uncalculable. However, in the Private
Placement, units consisting of 40,000 shares of Common
Stock and 20,000 Warrants were issued for $60,000 per unit. Based on that offering price, the maximum amount the shares of Common Stock could be worth is $1.50. It is on this hypothetical value that the figure in column
(e) is calculated. This figure may have no relation to the actual value of the unexercised options.

Director Compensation for Fiscal Year Ending March 31, 1997

	          b          c	        d          e          f
					      Cash Compensation		              Security Grants
           _________________                _______________
 	              Annual	               Consulting Number Securities
                Retainer   Meeting    or Other   of     Underlying Options
Name            Fees       Fees       Fees       Shares


Atul M.Mehta       $0      $0          $0         0     200,000 shares(2)
Barri M. Blauvelt  $0      $0          $0         0      20,000 shares(3)
John W. Jackson    $0      $0          $0         0      20,000 shares(3)

(1) These options are the same options described in the preceding table entitled "Option / SAR Grants Table for fiscal year ended March 31, 1997," and their inclusion herein should not be construed to mean that Dr. Mehta received more than options to purchase 200,000 in the aggregate for any reason for fiscal year ending March 31,1997.

(2) Exercisable for ten years at an exercise price of $1.00. The number of securities underlying the options were initially shares of Elite Labs; however under the terms of the Private Placement, they have been replaced with shares of Elite Pharmaceuticals. The number of shares reflects the two-for-one split of Elite Labs' stock undertaken on August 14, 1997.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

       The Company entered into an employment with Atul M.
Mehta, effective January 1, 1996, pursuant to which he is
employed full time as President and CEO of the company.
The agreement will remain in effect until December 31,
2000.  Under the terms of the agreement, Dr. Mehta agrees
to  devote a sufficient amount of his business time to
diligently perform his obligations.  His base salary
under the agreement is $165,000 in 1996, $180,000 in
1997, $200,000 in 1998, with a raise in 1999 and 2000 to
be determined by the Board of Directors.  Under the
agreement, Dr. Mehta is entitled to a bonus equal to five
percent of the net profits of the company; to health
insurance for him and his dependents; term life insurance
in a minimum amount of $300,000 for the benefit of his
spouse or estate; and any benefits provided to employees
generally.   He is also entitled to receive options on
January 1 of each year beginning with January 1, 1996, to purchase 200,000 shares of Common Stock (such number reflecting the two-for-one split of Elite Labs' stock undertaken on August 14, 1997) at $1.00 per share. The agreement provides that, in the event that Dr. Mehta loses his job as a result of a change of control in the Company, he will be entitled all salary, bonuses and deferred compensation through the earlier of May 22, 2001 or three years following his termination.

       Dr. Mehta is required to refrain from competing with the Company during the term of the Agreement.

                       PRINCIPAL SHAREHOLDERS

     The following table sets forth the security ownership of certain beneficial owners(1) and management as of the date of this prospectus with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock; (ii) each director of the Company;
(iii) each executive officer of the Company; and (iv) the officers and directors of the Company as a group.

	a		            b	                       c                       d
Title of	 Name and Address        Amount and Nature         Percent
Class     of Beneficial Owner     of Beneficial Ownership   of Class
Voting    Atul M. Mehta                4,465,628(2)           28.8%
Common	   252 E. Crescent Ave.
        		Ramsey, NJ 07446

Voting	   John de Neufville, Trustee   1,850,000(3)           12.5%
Common	   Margaret deNeufville
          Revocable Trust
          197 Meister Avenue
          North Branch, NJ  08876

Voting	   Bakul and Dilip Mehta        1,260,000               8.7%
Common	   P.O. Box 438
       			Muscat, Sultanate of Oman

Voting	   Vijay Patel	                   812,072(4)            6.0%
Common	   19139 Pebble Court
       			Woodbridge, CA 95258

Voting	   Bridge Ventures, Inc.          916,666(5)            6.0%
Common	   575 Lexington Ave., Ste. 410
       			New York, NY 10022

Voting	   Barri M. Blauvelt              600,000(6)            4.1%
Common    175 Cherry Lane
       			Amherst, MA  01022

Voting	   John W. Jackson                250,000(7)            1.7%
Common	   32 Gregory Lane
       			Warren, NJ  07059

Voting	   Officers and                 5,315,628(8)           33.2%
Common	   Directors as a Group

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of January 29, 1997. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2)		Includes  (i) 200,000 shares of Common Stock held
by Asha Mehta, Dr. Mehta's wife; (ii) 12,600 shares held by Dr. Mehta C/F Amar Mehta; (iii) 12,600 shares held by Dr. Mehta C/F Anand Mehta; and (iv) options to purchase 1,040,428 shares of Common Stock.

(3)		Represents (i) 1,800,000 shares of Common Stock
held by the Margaret de Neufville Revocable Trust, of which Mr. de Neufville is Trustee, and (ii) options held by Mr. de Neufville to purchase 50,000 shares of Common
Stock.

(4)		Includes options to purchase 67,000 shares of
Common Stock and warrants to purchase 204,572 shares of Common Stock.

(5)		Includes  warrants  to purchase 550,000  shares
of Common Stock.

(6)		Includes (i) 20,000 shares of Common Stock held
by G.C. and Barri  Blauvelt C/F Heather Blauvelt; (ii)
20,000 shares held by G.C. and Barri Blauvelt C/F Meghan
Blauvelt; (iii) 20,000 shares held  by  G.C.  and Barri
Blauvelt C/F Chris Blauvelt; and (iv) options to purchase 250,000 shares of Common Stock.

(7)		Represents  options to purchase 250,000  shares
of Common Stock.

(8)		Includes options to purchase 1,540,428 shares of
Common Stock.

                       DESCRIPTION OF SECURITIES

       Elite  Pharmaceuticals  is  authorized  to  issue
20,000,000 shares  of Common Stock.  There are 14,475,200
shares of Common Stock  outstanding, and an additional
5,900,000 shares of Common  Stock  are subject to
outstanding options or  warrants to purchase said
shares. Of such shares, 9,575,200 shares of such Common
Stock  could  be sold pursuant to Rule 144  under  the
Securities Act;  it  is  currently registering  7,450,000
shares under the Securities Act for sale by Security
Holders (3,050,000 of which such  shares  underlie
Warrants held by such  Security Holders); and 900,000
shares   of   Common   Stock    of    Elite
Pharmaceuticals have been previously registered under the name of Prologica International, Inc. The shares, options and warrants are held by approximately 188 security holders.

Description of Common Stock

       The Common Stock registered is the sole class  of
stock in the Company.  The holders of Common Stock are
entitled to one vote  for  each  share held of record on
each  matter submitted to a vote of stockholders and do
not have cumulative voting rights for the  election of
directors.  The Common Stock  has  no conversion rights
and includes  no  preemptive  subscription, conversion,
redemption or other rights to subscribe for additional
securities.  The holders of the Common Stock  will  be
entitled to receive dividends, if any, as may be declared
by  the Board of Directors out of legally available funds
and to  share pro rata in any  distribution to the
stockholders,  including  any distribution upon
liquidation, dissolution or winding  up  of  the Company
subject  to  the  rights of any holders  of  Preferred
Stock, if any Preferred  Stock  is  ever  issued.   All
outstanding Common Stock and the Shares issuable upon exercise of the Warrants, upon issuance and when paid for, will be duly authorized, validly issued, fully paid and nonassessable.

       The Company has not, to date, paid any cash dividends upon its Common Stock and does not expect to declare or pay any dividends.

Warrants.

       The Company is also registering 3,050,000 Warrants, each
of which entitles the holder to purchase one share of
Common Stock at an exercise price of $3.00 during the
five-year period commencing November 30, 1997.  There are
currently warrants and options issued and outstanding
exercisable for 5,900,000 shares of Common Stock,
including the Warrants being Registered, although not all
warrants or options outstanding have the same exercise
rights, exercise period or exercise price as those being
Registered.   No fractional shares will be issued upon
exercise of the Warrants. However, if a Warrant Holder exercises all Warrants then owned of record by him or her, the Company will pay to such holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date

PLACEMENT AGENT WARRANTS.

       Ten Placement Agent Warrants were issued to the placement agent and its designees in connection with the Private
Placement of the Company's securities.  Each Placement
Agent Warrant entitles the holder(s) thereof to purchase a unit consisting of 40,000 shares of Common Stock and 20,000 Warrants for the sum of $72,000. The Placement
Agent Warrants are not themselves being registered or offered hereunder; however the securities underlying them are being registered and, if the Placement Agent
Warrants are exercised and the holders thereof become the holders of the underlying securities, such securities may be offered by the holders thereof in the same manner as any other Security Holder. See "Use of Proceeds" and "Plan of Distribution".

TRANSFER AGENT.

       The  transfer  agent and registrar for the Company's
Common Stock  is  Jersey  Transfer  and Trust  Company,
201 Bloomfield Avenue, Verona, New Jersey, 07044.

TRADING MARKET

       There is currently no established trading market for the Common Stock or Warrants.

                       EXPERTS AND COUNSEL
COUNSEL.

       The legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by James, McElroy & Diehl, P.A, 600 South College Street,
Charlotte, North Carolina 28202.

EXPERTS

       The financial statements included in this Prospectus have been audited by Goldman & Gittelman, P.C., independent certified accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and is included in reliance upon such report given the authority of said firm as experts in auditing and accounting.

INTERESTS OF EXPERTS AND COUNSEL

       Neither (a) any expert named in the Registration
Statement as having prepared or certified any part of the Registration Statement or a report, or valuation to be used in connection with the Registration Statement, nor
(b) any counsel for the Elite Pharmaceuticals named in the Prospectus as having given an opinion on the validity of the securities being registered or on other legal matters in connection with the Registration or the Offering, (i) was employed for that purpose on a contingency basis; (ii) had at any time prior hereto, or is to receive in connection with the offering; a substantial interest, direct or indirect, in Elite
Pharmaceuticals, its parents or subsidiaries; or (iii) was connected with the Elite Pharmaceuticals or any of its parents or subsidiaries as a promoter, managing underwriter, or principal underwriter, voting trustee, director, officer or employee.

                       DESCRIPTION OF BUSINESS

ELITE PHARMACEUTICALS, INC.'S  BUSINESS.

       Elite Pharmaceuticals' predecessor, Prologica
International, Inc., was incorporated in the State of
Pennsylvania on April 20, 1984.   From the time of its
incorporation, and the completion of its initial public offering in August 1988, until the date of its merger with Elite Pharmaceuticals, Prologica engaged in no business other than searching for suitable acquisitions.
Except for Elite Pharmaceuticals, it located no such acquisitions. Elite Pharmaceuticals was incorporated in the State of Delaware on October 1, 1997, for the sole purpose of merging with Prologica in order to change the name and state of incorporation of Prologica. Elite
Pharmaceuticals survived the merger with Prologica;
Prologica ceased to exist at the time of the merger on October 24, 1997. Contemporaneous with the merger of Elite Pharmaceuticals and Prologica, Elite Labs (the business of which is described below) merged with a wholly owned subsidiary of Prologica, HMF. HMF was incorporated on August 1, 1997 for the sole purpose of providing a vehicle into which Elite Labs Laboratories could merge. Elite Labs and HMF merged on October 30, 1997. Elite Labs survived the merger with HMF and HMF ceased to exist subsequent to the merger. The net result of the two mergers is that Prologica and HMF have ceased to exist, and Elite Pharmaceuticals owns one hundred percent of the stock of Elite Labs, Inc. Such stock ownership is Elite Pharmaceuticals' sole business.

There were no promotors of Elite Pharmaceuticals prior to its incorporation.

Neither Elite Pharmaceuticals nor Prologica had had any
operating revenue for the three years preceding the
merger.   At the present time, Elite Pharmaceuticals has
no plans to conduct any other business apart from the
ownership of  Elite Labs, Inc.   None of the proceeds of
the current offering will inure to the benefit of Elite
Pharmaceuticals or Elite Labs.

ELITE LABORATORIES, INC.'S BUSINESS.

Elite Labs Laboratories, Inc. was incorporated in the
State of Delaware on August 23, 1990.   As described
above, on October 30, 1997, one hundred percent of the stock of Elite Labs as acquired by Elite Pharmaceuticals, Inc. via the merger between Elite Labs and HMF. With that exception, no acquisition or disposition of any material assets, nor any material changes in the method of conducting business have incurred since its incorporation.

PRODUCTS AND MARKETS

Elite Labs Laboratories, Inc. primarily engages in researching, developing, licensing, manufacturing, and marketing proprietary drug delivery systems and products.
Elite Labs' drug delivery technology involves releasing a drug into the bloodstream or delivering it to a target site in the body over an established period of time or at predetermined times. Such products are designed to allow drugs to be administered less frequently, with reduced side effects and, in certain circumstances, in reduced dosages. Elite Labs has concentrated on developing orally administered controlled release products. Elite
Labs' primarily targets existing controlled release drugs that are reaching the end of their exclusivity period, and works to develop cheaper generic controlled-release version of those drugs. Six controlled release products developed by Elite Labs are at various stages of testing.
The products include drugs which provides, therapeutic benefits for angina and hypertension, a nonsteroidal analgesic drug, and one which appears to lower blood glucose by stimulating insulin from the pancreas. None of these products have yet been brought to the manufacturing stage, and Elite therefore does not yet market any products.

Elite Labs also engages in contract research and development activities sponsored by several other pharmaceutical companies.

Controlled drug delivery of a pharmaceutical compound is a relatively new concept which offers a safer and more effective means of administering drugs. It involves releasing a drug into the bloodstream or delivering it to a target site in the body at predetermined rates over an extended period of time, or at predetermined times. Its goal is to provide more effective drug therapy while reducing or eliminating many of the side effects associated with conventional drug therapy.

In the United States and European health care communities, a great deal of interest has been evident in the area of new drug delivery systems. Several pharmaceutical products have been introduced as oral controlled-release dosage forms, both as tablets and as capsules.

       The U.S. sales of pharmaceutical products developed
utilizing drug delivery technology has grown from $8.3
billion in 1994 to $11.5 billion in 1996.  Oral
controlled-release delivery accounts for over half of all
drug delivery sales.  Drug delivery stocks have
outperformed both large cap pharmaceutical stocks and the
S&P 500 the past two years.   This should not be
construed as an indication of any future performance of such stocks.

RESEARCH AND DEVELOPMENT COSTS.
       Elite Labs spent approximately $318,533 in fiscal year 1996 and $377,637 in fiscal year 1997 on company-sponsored research and development activities. As Elite
Labs does not yet sell any of its products, no part of the cost of such research was passed on to consumers of Elite Labs' products.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES.
      As yet, Elite Labs has not developed nor needed an elaborate method of distribution of products or services.

COMPETITIVE BUSINESS CONDITIONS AND ISSUER'S
COMPETITIVE POSITION

      Elite Labs competes in two related but distinct markets: It performs contract research and development work regarding controlled-release drug technology for large pharmaceutical companies, and it seeks to develop and market (either on its own or by licensure to other companies) proprietary controlled-release pharmaceutical products. In both arenas, Elie's competition consists of those companies which are able (or perceived as able) to develop controlled-release drugs.

In recent years, an increasing number of pharmaceutical
companies have become interested in the development and
commercialization of products incorporating advanced or
novel drug delivery systems.  The Company expects that
competition in the field of drug delivery will
significantly increase in the future since smaller
specialized research and development companies are
beginning to concentrate on this aspect of the business.
Some of the major pharmaceutical companies have invested
and are continuing to invest significant resources in the
development of their own drug delivery systems and
technologies and some have invested funds in such
specialized drug delivery companies.  Many of these
companies have greater financial and other resources as
well as more experience than the Company in
commercializing pharmaceutical products. A comparatively
small number of companies have a track record of success
in developing controlled-release drugs. Significant among
these are Alza Corporation, Andrx, Elan Corporation,
Biovail Corporation, Faulding, Schering, KV
Pharmaceutical, Forest Laboratories, etc. Each of these
companies have developed expertise in certain types of
drug delivery systems, although such expertise does not
carry over to developing a controlled-release version of
all drugs.   Such companies may develop new drug
formulations and products or may improve existing drug formulations and products more efficiently than the Company. While the Company's product development capabilities and patent protection may help the Company to maintain its market position in the field of advanced drug delivery, there can be no assurance that others will not be able to develop such capabilities or alternative technologies outside the scope of the Company's patents if any, or that even if patent protection is obtained, such patents will not be successfully challenged in the future. In addition, it must be noted that almost all of the Company's competitors have vastly greater resources than the Company.

SOURCES AND AVAILABILITY OF RAW MATERIAL.

The Company is not yet in the manufacturing phase of any product and therefore does not have a requirement for significant amounts of raw materials. It currently obtains what limited raw materials it needs from over twenty suppliers. The failure of any supplier to provide raw materials would not have a material adverse effect on the Company's ability to continue its operations. The materials required by the Company are readily available from these sources.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS.

The Company has had some customers which each year have
accounted for a large percentage of its sales.   The
Company's largest single customer during the last fiscal year accounted for approximately 50% of the Company's revenue. This is due to the fact that prior to the Private Placement the Company lacked adequate capital, facilities, and personnel, to service more than a limited number of customers at one time. It is the intention of the Company to expand its business to service a greater number of customers at one time.

PATENTS, TRADEMARKS, ROYALTY AGREEMENTS ETC.

Elite Labs has received Notices of Allowance from the U.S. Patent and Trademark Office for the following trademarks: Nifelite, Diltilite SR, Diltilite CD,
Ketolite CR, Verelite CR and Glucolite CR.

The Company has not yet patented any of its products, although it has applied for two patents for one of its products and intends to apply for patents for other products in the future. The Company believes that future patent protection of its technologies and processes and of its products may be important to its operations. The success of the Company's products may depend, in part, upon the Company's ability to obtain strong patent protection. There can be no assurance, however, that these patents or any additional patents will prevent other companies from developing similar or functionally equivalent dosage forms of products. Furthermore, there can be no assurance that (i) any additional patents will be issued to the Company in any or all appropriate jurisdictions, (ii) the Company's patents will not be successfully challenged in the future, (iii) the Company's processes or products do not infringe upon the patents of third parties or (iv) the scope and validity of the Company's patents will prevent third parties from developing similar products. Although a patent has a statutory presumption of validity in the United States, there can be no assurance that patents issued covering the Company's technologies will not be infringed or successfully avoided through design innovation or by the challenge of that presumption of validity. Finally, there can be no assurance that products utilizing the Company's technologies, if and when issued, will not infringe patents or other rights of third parties. It is also possible that third parties will obtain patents or other proprietary rights that might be necessary or useful to the Company. In cases where third parties are first to invent a particular product or technology, it is possible that those parties will obtain patents that will be sufficiently broad so as to prevent the Company from using such technology or from marketing such products.

GOVERNMENT REGULATION AND APPROVAL

The design, development and marketing of pharmaceutical compounds are intensely regulated by governmental regulatory agencies, including the Food and Drug
Administration. Non-compliance with applicable requirements can result in fines and other judicially imposed sanctions, including product seizures, injunction actions and criminal prosecution based on products or manufacturing practices that violate statutory requirements. In addition, administrative remedies can involve voluntary withdrawal of products, as well as the refusal of the Government to enter into supply contracts or to approve abbreviated new drug applications ("ANDAs") and new drug applications ("NDAs"). The FDA also has the authority to withdraw approval of drugs in accordance with statutory due process procedures.

The FDA approval procedure for an ANDA relies on bio-equivalency tests which compare the applicant's drug with an already approved reference drug, rather than with clinical studies. Because Elite Labs has concentrated, during the first few years of its business operations, on developing products which are intended to be big-equivalent to existing controlled-release formulations, the Company expects that most of its drug products will require ANDA filings. There can be no marketing in the United States of a product for which ANDA is required until it has been approved by the FDA.

The FDA approval procedure for an NDA is a two-step process. During the Initial Product Development stage, an investigational new drug ("IND") for each product is filed with the FDA. A 30-day waiting period after the filing of each IND is required by the FDA prior to the commencement of initial (Phase I) clinical testing in healthy subjects. If the FDA does not comment on or question the IND within such 30-day period, initial clinical studies may begin. If, however, the FDA has comments or questions, the questions must be answered to the satisfaction of the FDA before initial clinical testing can begin. In some instances this process could result in substantial delay and expense. Phase I studies are intended to demonstrate the functional characteristics and safety of a product.

After Phase I testing, extensive efficacy and safety studies in patients must be conducted. After completion of the required clinical testing, an NDA is filed, and its approval, which is required for marketing in the United States, involves an extensive review process by the FDA. The NDA itself is a complicated and detailed document and must include the results of extensive clinical and other testing, the cost of which is substantial. While the FDA is required to review applications within 180 days of their filing, in the process of reviewing applications, the FDA frequently requests that additional information be submitted and starts the 180-day regulatory review period anew when the requested additional information is submitted. The effect of such request and subsequent submission can significantly extend the time for the NDA review process.
Until an NDA is actually approved, there can be no assurance that the information requested and submitted will be considered adequate by the FDA to justify approval. The packaging and labeling of all Company developed products are also subject to FDA regulation. It is impossible to anticipate the amount of time that will be required to obtain approval from the FDA to market any product. The time period to obtain FDA approval of the ANDA may range from approximately 12 to 36 months while that for an NDA may range from 12 to 24 months.

Whether or not FDA approval has been obtained, approval of the product by comparable regulatory authorities in any foreign country must be obtained prior to the commencement of marketing of the product in that country.
All marketing in territories other than the United States shall be conducted through other pharmaceutical companies based in those countries. The approval procedure varies from country to country, can involve additional testing, and the time required may differ from that required for FDA approval. Although there are some procedures for unified filings for certain European countries, in general each country has its own procedures and requirements, many of which are time consuming and expensive. Thus, there can be substantial delays in obtaining required approvals from both the FDA and foreign regulatory authorities after the relevant applications are filed. After such approvals are obtained, further delays may be encountered before the products become commercially available.

All facilities and manufacturing techniques used for the manufacture of products for clinical use or for sale must be operated in conformity with Good Manufacturing
Practice ("GMP") regulations. In the event the Company shall engage in manufacturing, it will be required to operate its facilities in accordance with GMP regulations. If the Company shall hire another company to perform contract manufacturing for it, it must take steps to ensure that its contractor's facilities conform to GMP regulations.

Under the Generic Drug Enforcement Act, ANDA applicants
(including officers, directors and employees) who are convicted of a crime involving dishonest or fraudulent activity (even outside the FDA regulatory context) are subject to debarment. Debarment is disqualification from submitting or participating in the submission of future
ANDAs for a period of years or permanently.  The Generic
Drug Enforcement Act also authorizes the FDA to refuse to accept ANDAs from any company which employs or uses the services of a debarred individual. The Company does not believe that it receives any services from any debarred person.

The Company is governed by federal, state, and local laws of general applicability, such as laws relating to working conditions and environmental protection. The
Company estimates that it spends approximately $3,000.00 per year in order to comply with applicable environmental laws. The Company is also licensed by, registered with, and subject to period inspection and regulation by the DEA and New Jersey state agencies, pursuant to federal and state legislation relating to drugs and narcotics.
Certain drugs that the Company may develop in the future may be subject to regulation under the Controlled
Substances Act and related Statutes. At such time as the Company being manufacturing products, it may become subject to the Prescription Drug Marketing Act, which regulates wholesale distributors of prescription drugs.

EMPLOYEES.

The Company has five full-time and three part-time
employees. Its full-time employees are engaged in
administrative, research and development while its
part-time employees are engaged in research and
development.  Elite Pharmaceuticals does not have any
employees except its President/CEO.  Elite Labs believes
its employee relations to be satisfactory; it is not a
party to any labor agreements and none of its employees
are represented by a labor union.   Atul M. Mehta is the
sole significant employee of the Company at this time.


EMPLOYEE INCENTIVE STOCK OPTION PLAN.

       On August 7, 1997, the shareholders of the Elite Labs approved an the Company's Incentive Stock Option Plan ("Plan"). The purpose of the Plan is to promote the success of the Company by providing a method wherein eligible employees may be awarded additional remuneration for services rendered. The Plan provides that the maximum number of shares of Common Stock reserved for awards thereunder shall be 1,250,000. The purpose of this stock option plan (this "Plan") is to secure for the company and its stockholders the benefits which flow from providing key employees and officers with the incentive inherent in common stock ownership. The stock options granted under the Plan are intended to qualify as incentive stock options within the meaning of Internal Revenue Code Section 422. The total number of shares of common stock to be subject to the options granted pursuant to the Plan shall not exceed 1,250,000 shares.
The plan is administered by the Board of Directors. The purchase price per share of Stock purchasable under options granted pursuant to the Plan shall not be less than 100% of the fair market value at the time the options are granted. The purchase price per share of Stock purchasable under options granted pursuant to the Plan to a person who owns more than 10 percent of the voting power of the company's voting stock shall not be less than 110 % of the fair market value at the time the options are granted. No option granted pursuant to this Plan shall be exercisable after the expiration of ten years from the date it is first granted. No option granted pursuant to this Plan to a person who owns more than 10 percent of the voting power of the company's voting stock will be exercisable after the expiration of five years from the date it is first granted.


       In August 1997, Atul M. Mehta was awarded options to purchase 250,000 shares of Common Stock (which number reflects the two-for-one split of Elite Labs' Stock on August 14, 1997) under the Incentive Stock Option Plan.
The options were to vest over five years; however, under their terms, they vested immediately at the time the Company undertook the registration of its securities.

LEGAL PROCEEDINGS

       Neither Elite Pharmaceuticals nor Elite Labs is involved in or the subject of any current or aware of any pending legal proceedings, nor is any of the property of either company the subject of any such legal proceedings.

PROPERTY

       Elite Labs leases approximately 5,000 sq.ft. at 230 W. Passaic Street, Maywood, NJ 07607 at a rental of $62,832 per annum. The lease term expires on October 30, 1998.
Elite is in discussion with its landlord regarding an option to renew for an additional 3 years. If needed, the premises would be sufficient to conduct the Company's operations for the foreseeable future. However, Elite
Labs has entered into an offer to purchase and contract regarding a piece of real property and building located at 165 Ludlow Avenue, Northvale, New Jersey. The purchase price of the property is $1,050,000. The building located on the real property is suitable for use as a laboratory and offices. If the purchase of the property is consummated, Elite Labs will undertake to relocate its facilities to the new location prior to the termination of its current lease. The Company's operations are not dependent on any specific location. If the purchase of the property is not consummated, management believes that office and laboratory facilities will be available at reasonable cost after the expiration of the term of the current lease.

Elite Pharmaceuticals, which has no operations, is located at 230 W. Passaic Street, Maywood, NJ 07607; at any time that the operations of Elite Labs move, the location of Elite Pharmaceuticals will move to the same location.




MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION OF THE COMPANY AND ITS SUBSIDIARY

Introduction

Elite Pharmaceuticals' predecessor , Prologica International, Inc., was incorporated in the State of Pennsylvania on April 20, 1984.
From the time of its incorporation, and the completion of its initial public offering in August 1988, until the date of its merger with Elite Pharmaceuticals, Prologica engaged in no business other than searching for suitable acquisitions. Except for Elite Pharmaceuticals, it located no such acquisitions. Elite Pharmaceuticals was incorporated in the State of Delaware on October 1, 1997, for the sole purpose of merging with Prologica in order to change the name and state of incorporation of Prologica. (Prior to the merger with Elite Pharmaceuticals, Prologica underwent a three-for-one reverse split of its stock.)
Elite Pharmaceuticals survived the merger with Prologica;
Prologica ceased to exist at the time of the merger on October 24, 1997. Contemporaneous with the merger of Elite Pharmaceuticals and Prologica, Elite Labs (described below) merged with a wholly owned subsidiary of Prologica, HMF. HMF was incorporated on August 1, 1997 for the sole purpose of providing a vehicle into which Elite Labs could merge. Elite Labs survived the merger with HMF and HMF ceased to exist subsequent to the merger. The net result of the two mergers is that Prologica and HMF have ceased to exist, and Elite Pharmaceuticals owns one hundred percent of the stock of Elite Labs. Such stock ownership is Elite Pharmaceuticals' sole business.

Elite Labs was incorporated in the State of Delaware on August 23, 1990. As described above, on October 30,1997, one hundred percent of the stock of Elite Labs as acquired by Elite Pharmaceuticals, Inc. via the merger between Elite Labs and HMF. With that exception, no acquisition or disposition of any material assets, nor any material changes in the method of conducting business have incurred since its incorporation.

In a private placement concluding on November 30, 1997, Elite Pharmaceuticals raised $6,000,000. The private placement offering consisted of 100 units, each unit consisting of 40,000 shares of common stock of the Company and 20,000 warrants, each warrant entitling the holder to purchase one share of common stock at an exercise price of $3.00 per share during the five year period commencing with the date of closing of the private offering memorandum (November 30, 1997). The price per unit was $60,000.


Elite Labs, now a wholly owned subsidiary of Elite Pharmaceuticals, engages in the research, development, licensing, manufacturing and marketing of both new and generic controlled-release pharmaceuticals products. Elite is a 100% owned subsidiary of Elite Pharmaceuticals, Inc. The Company has developed six oral controlled release pharmaceutical products to varying states of the development process. Elite has licensed one of these products to a large pharmaceutical company for the North American market, and granted and option on it to another multinational company for the worldwide market.

	Elite has also conducted several research and development projects on behalf of several large pharmaceuticals companies. These activities have generated only limited revenue for Elite to date.

	Elite was founded by Dr. Atul M. Mehta who was Elite's President and CEO. Dr. Mehta, who has extensive experience in controlled drug release technology, is principally responsible for the development of all of Elite's products.

	The Company intends to utilize the net proceeds from the private placement offering of approximately $5,325,000 for research and development of existing and new products, capital improvements, legal expenses and patent filings, additional administrative and technical personnel, and general corporate and working capital purpose.

	Elite expects that substantially all of its immediate and future revenues will be dependent upon the sales and licensing of its current controlled release pharmaceutical products, from the development of future new products, and possibly from contract research and development work for other companies.

Plan of Operations

	For the twelve months following the completion of the offering, the Company plans to focus its efforts on the following areas:
(i) to receive FDA approval for one or all six of the oral controlled release pharmaceutical products already developed, either directly or through other companies; (ii) to commercially exploit these drugs either by licensure and the collection of royalties, or through the manufacturing of tablets and capsules using the formulations developed by the Company, and (iii) to continue the development of future new products and the expansion of its licensing agreements with other large multinational pharmaceutical companies including contract research and development projects.

	To effectively achieve its goals, the Company is looking to relocate its current office and laboratory facility in Maywood, New Jersey to a larger, better suited facility. This facility would increase the space available to conduct further research and development and scale-up, and possibly for the eventual manufacturing of tablets and capsules.

Results of Operations

Eight Months Ended November 30, 1997 vs. November 30, 1996

	Elite's revenues for the eight months ended November 30, 1998 were $102,936, a decrease of $213,054 or approximately 67% over the comparable period of the prior year. For the eight months ended November 30, 1997, $100,000 or approximately 97% of revenues were derived from license agreements from other pharmaceutical companies as compared with $160,000 or approximately 51% for the comparable period of the prior year.

	Operating expenses for the eight months ended November 30, 1997 were $392,293, an increase of 464,853 or approximately 20% from the comparable period of the prior year. The increase in operating expenses was substantially due to legal fees, rent expense, salaries and interest paid on a related party loan agreement. Operating expenses expressed as a percentage of revenues was approximately 381% for the eight months ended
November 30, 1997 as compared to 104% for the comparable period of the prior year.

	Elite's net loss for the eight months ended November 30, 1997 was $289,357 as compared to $11,450 for the comparable period of the prior year. The increase in the net loss was primarily due to decreases in revenue derived from contract research and development and increased internal product development.

Year Ended March 31, 1997 vs. Year Ended March 31, 1996.

	Elite's net revenues for the year ended March 31, 1997 were $330,659 an increase of $180,091 or approximately 120% over the comparable period of the prior year. Net revenues primarily consisted of licensing fees of $160,000 and contract research and development of $153,000.

	Elite's research and development activities for the year ended March 31, 1997 were $377,637, and increase of $59,104 or approximately 19% over the comparable period of the prior year.

	General and administrative expenses for the year ended March 31, 1997 were $156,671, an increase of $50,597 or approximately 48% from the comparable period of the prior year. The increase in general and administrative expense was due to an increase in sales, advertising, salaries and promotion and travel expenses.

	For the year ended March 31, 1997, interest expense paid to a related party was $8,500 as compared to $412 for the comparable period of the prior year.

	Elite's net loss for the year ended March 31, 1997 was $260,111 as compared to $326,240 for the comparable period of the prior year. The decrease in net loss was primarily due to an increase of approximately $160,000 in licensing as compared to the comparable period of the prior year.

Liquidity and Capital Resources

	From inception through March 31, 1997, cash flow from financing activities principally came from the issuance of common stock, initially from a private placement on August 15, 1991. Subsequently, the Company raised additional funds from common stock issuance and received a loan from a related party in the amount of $100,000.
This loan was subsequently repaid during the eight months ended November 30, 1997.

	The Company estimates that the net proceeds from the private placement offering will be sufficient to meet its cash requirements for a period of between 18 and 24 months following the date of the closing of the private placement offering. However, there can be no assurance that unexpected future developments may result in the Company requiring additional financing or, that if required, additional financing will be available to the Company.

	For the year ended March 31, 1997, net cash of $211,550 was used in operating activities due to the Company's net loss of $260,111 increased by increases in the Company's contract revenues receivable and prepaid assets. For the year ended March 31, 1996, net cash of $303,572 was used in operating activities as a result of a net loss of $326,240 as well as increases in contract revenues receivable above the Company's net loss.

CERTAIN TRANSACTIONS

Transactions With Management and Others.

	Elite Laboratories, Inc. is a party to a three-year Consulting Agreement entered into with Bridge Ventures, Inc. ("Bridge") on
August 1, 1997, under which Bridge provides the company with marketing and management consulting services. Under the terms of the Consulting Agreement, Elite Labs pays Bridge the sum of $10,000 per month and reimburses Bridge for all out-of-pocket expenses incurred on behalf of Elite Labs. Bridge is an owner of at least five percent of the Elite Pharmaceuticals' Common
Stock, as described in more detail in the in the section entitled Security Ownership of Certain Beneficial Owners and Management.

	Other than as described above, the Company is not (and has not been in the last two years) a party to any transaction in which any of the persons described in Reg. Sec. 228.404(a) has or had a direct or indirect material interest.

FINANCIAL STATEMENTS

INDEX  TO FINANCIAL STATEMENTS

Financial Statements of Elite Laboratories, Inc. and Elite Pharmaceuticals, Inc.

Fiscal Years Ending March 31, 1997 and March 31, 1996
Independent Auditor's Report
Audited Balance Sheets for Elite Laboratories, Inc.
Audited Statements of Operations for Elite Laboratories, Inc.
Audited Statements of Stockholders' Equity for Elite Laboratories, Inc. Audited Statements of Cash Flows for Elite Laboratories, Inc.
Note to Financial Statements

Fiscal Years Ending March 31, 1996 and March 31, 1995
Independent Auditor's Report
Audited Balance Sheets for Elite Laboratories, Inc.
Audited Statements of Operations for Elite Laboratories, Inc.
Audited Statements of Stockholders' Equity for Elite Laboratories, Inc. Audited Statements of Cash Flows for Elite Laboratories, Inc.
Notes to Financial Statements

Period from April 1, 1997 through November 30, 1997
Letter of Certified Public Accountant
Unaudited Interim Financial Statements for Elite Laboratories, Inc.
       for Quarter Ended June 30, 1997.
Unaudited Interim Financial Statements for Elite Laboratories, Inc.
       for Six Months Ended September 30, 1997.
Unaudited Interim Financial Unconsolidated Statements for Elite Laboratories,
       Inc. for Eight Months Ended November 30, 1997.
Unaudited Interim Financial Unconsolidated Statements for Elite
       Pharmaceuticals, Inc. for Eight Months Ended November 30, 1997.


           INDEPENDENT AUDITOR'S REPORT
BOARD OF DIRECTORS-ELITE LABORATORIES, INC.


We have audited the accompanying balance sheets of Elite
Laboratories, Inc. (the "Company") as of March 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elite Laboratories, Inc., at March 31, 1997 and 1996, and the results of its operation and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/S/ Mark I. Gittelman
PUBLIC ACCOUNTANT GOLDMAN & GITTELMAN, P.C.

Clifton, New Jersey
June 11, 1997

                     ELITE LABORATORIES, INC.
                     BALANCE SHEETS
                     MARCH 31, 1997 AND 1996

                           ASSETS
                                 1997         1996
 				                        	_________	   	__________

Current Assets:
Cash and Cash Equivalents	    $ 90,762    	$  113,644
Contract Revenue Receivable	    12,20	          8,800
Prepaid Expenses and
 	Other Current Assets	         2,155     	     8,106
Deferred Income Tax Benefit	    5,550           	 700
                               ------       ---------
	Total Current Assets         110,675         131,250

	Equipment, Net	               34,620          69,260
	Patent and Trademarks, Net	   17,393          11,750
	Security Deposit	              9,000           9,000
	Deferred Income Tax Benefit	   9,250          27,000
                               ------       ---------

	Total Assets	               $180,938     	$  248,260


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
	Accounts Payable and
         Accrued Expenses			   $ 8,458      	$ 11,041

	Total Current Liabilities	   	$ 8,458      	$ 11,041

	Note Payable to Related Party		100,000      	100,000

	Commitments and Contingencies

Stockholders' Equity:
	Class A Voting Common Stock,
   $.01 Par Value;
   10,000,000 Shares Authorized,
   4,767,600 and 4,645,314 Shares
   Issued and Outstanding,
   Respectively
	Class B Non-voting Common
   Stock, $.01 Par Value;
	   5,000,000 Shares Authorized,
   No Shares Issued
	   and Outstanding	          		47,676	        46,453
	Additional Paid In Capital	 1,632,972      1,438,823
	Accumulated Deficit		      (1,608,168)    (1,348,057)
										                  ----------    	----------
	Total Stockholders' Equity	  	72,480    	    137,219
	Total Liabilities and
Stockholders' Equity		     $  180,938    	$   248,260
				                     	___________    ____________

The accompanying notes are an integral part of these financial statements.

              ELITE LABORATORIES, INC.
             STATEMENTS OF OPERATIONS
        YEARS ENDED MARCH 31, 1997 AND 1996


                     						  1997	        1996
   	    			               		_________    	__________

Revenues:

	Licensing Fees		          	$ 160,000   	$ --
	Contract Research and
Development				               153,000	    134,165
	Consulting and Test Fees   	  17,659      16,403
				                     		   _________  	__________

	Total Revenues          			  330,659	    150,568
   						                     _________	  __________

Costs and Expenses:

	Research and Development     377,637     318,533

	General and Administrative   156,671   	 106,074

	Depreciation and
    Amortization           	   35,701	     54,815

	Interest (Income) Expense,
Net of Interest Expense
	of $8,500 and $412,
 Respectively			                7,648	     (2,814)
					                       	_________  	__________
	Total Expenses			            577,657	    476,608
				                       		_________  	__________

Net (Loss) Before Income
    Taxes                   	(246,998)   (326,040)

	Income Tax Expense        		  13,113	        200
			                       			_________	  __________
	Net (Loss)	  		           	$(260,111)	$ (326,240)
                        					_________	 __________

The accompanying notes are an integral part of these financial statements.

           STATEMENTS OF STOCKHOLDER EQUITY
         YEARS ENDED MARCH 31, 1997 AND 1996

             Class A (Voting)
               Common Stock   Additional               Stock         Stock-
             ---------------   Paid-In    Accum.    ------------     holders
              Shares   Amt.    Capital   Deficit   Shares  Amount    Equity

Balance
3/31/95   5,211,314 $51,123 $1,663,810 $(1,021,817) 80,000 $(100,000)$563,116

Issuance
of Common
Stock	       10,000     100     19,900

Retirement
of Common
Stock      (45,000)    (450)   (89,550)

Retirement
of Treasury
Stock      (80,000)    (800    (99,200)            (80,000)  100,000

Retirement of
Common Stock
Acquired in
Forbearance
Agreement  (352,000) (3,520)   (26,137)

Net(Loss)
for the Year                                (326,240)
           --------  -------  ---------    ---------  -------- -------- -----
Balance
3/31/96   4,465,314 $46,453  $1,438,823  $(1,348,057)      0     0   $137,219
         =========  =======  ==========  =========== ======= ======= ========

Issuance of
Common Stock
Warrants    122,286   1,223     194,149                               195,372

Net(Loss)
for the Year                               (260,111)
          -------   -------    --------   ---------  ------- -------- -------
Balance
3/31/97  4,767,600  $47,676  $1,432,972  $(1,608,168)       0     0   $72,480
         =========  =======  ==========  ===========  ======== ===== ========


         The accompanying notes form an integral part of these financial statements

                ELITE LABORATORIES, INC.
               STATEMENTS OF CASH FLOWS
            YEARS ENDED MARCH 31, 1997 AND 1996

                                               1997		1996
                                          ___________	 _________
Cash Flows From Operating Activities:
  Net (Loss)                            	$ (260,111)	$ (326,240)
    Adjustments Necessary to
    Reconcile Net (Loss) to Net Cash
     Used in Operating Activities:
       Depreciation and Amortization	        35,701     	54,815
       Gain on Retirement of Common
       Stock                                   	---	    (29,657)

Changes in Assets and Liabilities:
  Decrease in Prepaid and Other Assets	18,851
  (Increase) in Contract Revenue Receivable 	(3,408)    	(6,800)
  Increase (Decrease) in Accounts Payable
   and Accrued Expenses	                     (2,583)    	 4,310
			                                        _________	__________

   Net Cash (Used in) Operating
     Activities	                    				   (211,550)  	(303,572)
			                                        _________	 __________
Cash Flows From Investing Activities:
  Purchase of Equipment                         	--	     (3,180)
  Payments for Patent and Trademark Filing	  (6,704)    (11,750)
  Net Cash Used in Investing Activities	     (6,704)    (14,930)

Cash Flows From Financing Activities:
  Net Proceeds From Issuance of Common Stock	195,372	     20,000
  Payment of Principal on Capital Lease          	--	     (4,052)
  Proceeds from Related Party Note               	--	    100,000
  Payment for Retirement of Common Stock         	--	    (90,000)
		                                          	________	   _______
  Net Cash Provided by Financing Activities	 195,372	     25,948
		                                           	________ 	 _______
  Net (Decrease) in Cash and Cash
  Equivalents	                               (22,882)	  (298,095)

Cash and Cash Equivalents at Beginning
 of Year	                                    113,644	    411,739
                                          			________   	_______
Cash and Cash Equivalents at End
of Year                                    	$ 90,762	$   113,644
	                                         		=========	==========
Supplemental Disclosures of Cash Flow Information:
  Cash Paid During the Year for:
	Interest                                   	$ 8,594	$        34
	Income Taxes                                   	213 	        37


The accompanying notes are an integral part of these financial statements.

                 ELITE LABORATORIES, INC.
               NOTES TO FINANCIAL STATEMENTS




1. Summary of Significant Accounting Policies

Nature of Business
-------------------
Elite Laboratories, Inc. (the "Company") was incorporated on
August 23, 1990 under the Laws of the State of Delaware, in order to engage in research and development activities for the purpose of obtaining Food and Drug Administration approval, and, thereafter, commercially exploiting generic and new controlled-release pharmaceutical products. The Company also engages in contract research and development on behalf of other pharmaceutical companies.

Cash and Cash Equivalents
-------------------------

The Company considers highly liquid short-term investments purchased with initial maturities of three months or less to be cash equivalents.

Equipment
-------------------

Equipment is stated at cost. Depreciation is provided on the straight-line method based on the estimated useful lives of the respective assets which range from five to seven years. Major repairs or improvements are capitalized. Minor replacements and maintenance and repairs which do not improve or extend asset lives are expensed currently.

Upon retirement or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is recorded.

Research and Development
------------------------

Research and development expenditures are charged to expense as incurred.

Patents and Trademarks
-----------------------
Costs incurred for the application of patents and trademarks are capitalized and amortized on the straightline method, based on an estimated useful life of fifteen years, upon approval of the patent and trademarks. These costs are charged to expense if the patent or trademark is unsuccessful.

Concentration of Credit Risk
----------------------------
The Company derives substantially all of its revenues from contracts with other pharmaceutical companies.

     ELITE LABORATORIES, INC.
    NOTES TO FINANCIAL STATEMENTS
     (Continued)

1. Summary of Significant Accounting Policies (Continued)

Use of Estimates
-----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
-------------
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes), allowance for doubtful receivables (deductible for financial statement purposes but not for income tax purposes), and profit on installment sales (deferred for income tax purposes but recognized for financial statement purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income.

2. Equipment

Equipment at March 31, 1997 and 1996 consists of the following:

                            							  1997	  1996
						                           	  _____	 ______

Furniture, Fixtures and
  Laboratory Equipment		      		$ 203,910	$ 203,910
Equipment Under Capital Lease			   73,465	   73,465
			                               277,375	  277,375
Less: Accumulated Depreciation
	and Amortization				             242,755   208,115
                          							_________	__________

                         							 $ 34,620	$  69,260
						                         	_________	__________

Depreciation and amortization expense as of March 31, 1997 and 1996 was $34,640 and $54,815, respectively.

ELITE LABORATORIES, INC.
NOTES TO FINANCIAL STATEMENTS
(Continued)


3. Income Taxes

The provision for income taxes consists of the following components:

                              						1997		   1996
                               		_________	_________
Federal:
	Current                       	$      -- 	$    --
	Deferred	                          9,800   92,400
	Tax Benefit of Net
Operating	--
	  Loss Carryforward                  	-- 	(92,400)
                              		_________	_________
		                                  9,800      0

State:
Current                            	  213	    200
	Deferred                          	3,100	 29,100
	Tax Benefit of Net
Operating	                             --	(29,100)
	Loss Carryforward                 	3,313	    200
                              		_________	_________

	Total Tax Expense              	$ 13,113	$   200
                              		_________	_________


The Company's total deferred tax assets and deferred tax asset valuation allowances at March 31, are as follows:

                             						1997		   1996
                              		_________	_________
	Total Deferred
  Tax Assets                   	$ 587,000	$ 488,400
	Less: Valuation
  Allowance	                      572,200	  460,700
                              		_________	_________

	Net Deferred Tax Asset         	$ 14,800	$  27,700
	                               	========	=========

           ELITE LABORATORIES, INC.
         NOTES TO FINANCIAL STATEMENTS
                (Continued)

3. Income Taxes (Continued)

The Company has a loss carryforward of $1,630,600 for Federal and $1,448,900 for State tax purposes that may be offset against future taxable income. The amounts and expiration dates are as follows:

                               				          Expiration
		                                  	Amount  	Year
                                 ____	______ _____
Federal:                        	$   543,000		2007
                                     437,300		2008
		                                    60,100		2010
		                                   347,200		2011
		                                   243,000		2012
	                                	__________  ____
Total                          		$ 1,630,600
                               		___________

State:                          	$   367,900		1999
		                                   437,300		2000
		                                    53,600		2002
		                                   347,100 	2003
		                                   243,000		2004
	                                ___________
Total	                          	$ 1,448,900
                               		___________

The income tax provision differs from the expense that would result from applying statutory rates to income before taxes because deferred income taxes are based on average tax rates, because certain expenses are not deductible for tax purposes and because a valuation allowance had been provided to reduce deferred tax assets to the amount that is more likely than not to be realized.

4. Capital Stock

As per the Private Placement Memorandum ("PPM") dated August
15, 1991, the Company sold a total of 214,000 units priced at $2.50 which consists of two (2) shares of common stock, $.01 par value and one (1) class A warrant to purchase one (1) share of common stock at an exercise price of $2.00 per share. Total proceeds from the PPM amounted to $535,000. As of March 31, 1992, the Company had subscriptions receivable of $35,750 for a total of 14,300 units. In addition, prior to the PPM, the Company raised approximately $402,000 through the issuance of 1,435,714 shares of common stock.

As of March 31, 1992, the Company had Class A warrants outstanding to purchase 199,700 common shares. The warrants were exercisable at $2.00 per share commencing August 28, 1992 and expiring on or before March 1, 1993. The Class A warrants could have been redeemed by the Company at any time upon providing thirty days written notice and for payment at the rate of $.05 per warrant.

           ELITE LABORATORIES, INC.
          NOTES TO FINANCIAL STATEMENTS
                  (Continued)

4. Capital Stock (Continued)

As of March 31, 1993, the Company collected the subscriptions receivable as of March 31, 1992 in the amount of $35,750 and issued the related 14,300 units. The Company also raised $49,200 through the exercise of warrants to purchase 24,600 shares of common stock, $.01 par value, at an exercise price of $2 per share.

As of March 31, 1993, after the PPM, the Company raised $70,000 through the issuance of 35,000 shares of common stock. The Company also received $30,000 during March 1993 for the issuance of 15,000 shares of common stock, issued during April 1993, through the exercise of warrants.

As of March 31,1995, the Company raised $300,000 through the issuance of 150,000 shares of common stock and issued an option to purchase an additional 280,000 shares at $2.50 per share, such option expiring on April 25, 1995 without exercise.

On October, 26, 1995, the Company amended its certificate of incorporation to authorize 5,000,000 shares of $.01 par value Class B non-voting common stock. The original 10,000,000 shares of the Company shall be classified as $.01 par value Class A voting common stock.

As of March 31, 1996, the Company raised $20,000 through the issuance of 10,000 shares of Class A voting common stock. The Company also purchased 45,000 shares of its Class A voting common stock from shareholders at a cost of $90,000 and retired these shares. The 80,000 shares of Class A common stock being held in Treasury at a cost of $100,000 were also retired.

In accordance with the Company's forbearance agreement
(see note 5) with a former employee executed on June 15, 1996, the Company redeemed and retired 352,000 shares of its Class A common stock originally issued to the former employee as consideration for his acceptance to continue his employment with the Company. These shares have been valued at $.08425 per share, which approximates the book value of these shares currently and as originally issued, resulting in a gain of $29,657.

As of March 31, 1997, the Company raised $195,372 through the issuance of 122,286 shares of Class A voting common stock and 122,286 Class A voting stock purchases warrants, exercisable at $2 per share, expiring between July 24, 2001 and March 19, 2002.

5. Commitments and Contingencies

Employment Agreement:

On December 28, 1995 the Company renewed its employment agreement (the "Agreement") with its President, dated May 23, 1991, for a term of five (5) years with annual compensation of $165,000 in the first year of his employment, increasing to $200,000 per annum during the next five years.

               ELITE LABORATORIES, INC.
            NOTES TO FINANCIAL STATEMENTS
                   (Continued)

5. Commitments and Contingencies (Continued)

In addition to certain standard employee benefits, the agreement provides for the following:

a) Additional incentive commissions equal to five percent
(5 %) of net profit for each fiscal year.

b) Options to purchase 500,000 shares of Class A common voting stock of the Company, granted on January 1, 1996, and vesting on each of the four succeeding years, at the rate of 100,000 shares per year. The option price of these shares begins at $1 per share and increases to $3 per share over the next four years (see note 8).

In the event of the termination of this Agreement by the Company, future minimum payments will consist of the present value (based on the prime rate at the date of termination) of the unpaid portion of the benefits.

Leases:

The Company leases its laboratory and office space in Maywood, New Jersey under an operating lease which expires on October 31, 1998. The leases provide for the landlord to pay all utility costs and for increases in rent based on cost of living formulas. Future minimum payments under these leases at March 31, 1997 are as follows:

Fiscal Year Ending March 31,

1998 		$ 63,512
1999 		  37,100

Total rent expense for the years ended March 31, 1997 and 1996 was $62,083 and $60,645, respectively.

Forbearance Agreement:

The Company has entered into an agreement dated June 15, 1995 with a former employee of the Company. The employee was employed by the Company under an agreement dated September 4, 1991 which prohibits him from disclosing certain Company confidential information and restricts his employment involving competition with the Company's business.

The employee resigned on November 16, 1994 and commenced employment with a competitor of the Company.

            ELITE LABORATORIES, INC.
            NOTES TO FINANCIAL STATEMENTS
                (Continued)

5. Commitments and Contingencies (Continued)

Although the former employee is not actually performing any research which involves the utilization of the Company's confidential information, the forbearance agreement permits the employee to work for the competitor in consideration for his representations and assurances that he will not assist his new employer in the development of any products on which he performed development work for the Company for a period of two years commencing November 16, 1994, and that he will continue not to disclose any confidential information.

As additional consideration for the above, the former employee tendered 352,000 shares of the Company's Class A common shares to the Company at no cost (see note 4).

6. Contractual Agreements

On August 20 and November 22, 1993, the Company entered into two separate and distinct product development agreements with two multi-national pharmaceutical companies. The agreements provide for the Company to develop various drug products in return for various financial considerations.

On September 21, 1993, the Company also entered into a licensing agreement with a pharmaceutical company. The terms of the agreement provide the right to acquire the license to sell, manufacture and distribute the licensed product, subject to licensing fees and royalties.

During the year ended March 31, 1994, the Company recognized revenues of approximately $645,000 from these agreements, with an additional $500,000 plus royalties due if certain milestones are achieved in the future.

On December 15, 1994, the Company entered into a product research and development agreement with a multinational pharmaceutical company. The agreement provides for the Company to perform product development for three drugs subject to financial considerations.

During the year ended March 31, 1995, the Company recognized revenues of approximately $438,000 from these agreements.

On November 30, 1995, the Company entered into a product research and development agreement with a multinational pharmaceutical company which provides for the Company to perform product development for two drugs.

During the year ended March 31, 1996, the Company recognized revenues of $115,000 from this agreement.

On May 2, 1996, the Company entered into a research and development agreement with a pharmaceutical company to undertake formulation of a new oral medication.

          ELITE LABORATORIES, INC.
       NOTES TO FINANCIAI, STATEMENTS
               (Continued)

6. Contractual Agreements (continued)

In accordance with the agreement, for the year ended March 31, 1997, the Company received revenues totaling $150,000, with an option to perform supplemental development for additional revenues of $25,000, and $150,000, respectively, upon the pharmaceutical company's election to proceed with commercial sale of the product.

On November 26, 1996, the Company entered into a formulation development agreement with yet another multinational pharmaceutical company. The terms of the agreement provide the right to acquire the license to sell, manufacture and distribute the product worldwide, subject to licensing fees and royalties.

For the year ended March 31, 1997, the Company recognized revenue of $160,000 from this agreement with $40,000 to be received upon completion of the formulation development.
If the pharmaceutical company exercises its option to license the Company's product, Elite shall receive milestone payments of up to $600,000, plus royalties, upon commercialization of the product.

7. Stock Options:

The Company has entered into compensatory stock option agreements with its President (see note 5), under an employment agreement, and with certain individuals who serve on its Board of Directors and on its advisory board.

The agreements were entered into on December 21, 1995, January 2, 1996, April 4, 1996 and May 6, 1997 (dates of grants) and provide the President of the Company an option to purchase 500,000 shares of Class A voting common stock over five years (vesting period), at exercise prices between $1 per share and $3 per share, and also provide certain individuals who serve on the Company's Board of Directors and on its advisory board an option to purchase an additional 250,000 shares of Class B non-voting common shares over four years (vesting period) at an exercise price of $1 per share.

The options expire ten years from the dates of grant or earlier upon death or changes in appointment.

The following summarizes the stock options outstanding as of March 31, 1997:

                        Option         		  Option
Dates of	      Class A 	Price   		Class B	 Price
Vesting	      	Shares   Per Share	Shares	  Per Share

March 31, 1996	100,000  	$1.00	  	50,000  	$1.00
March 31, 1997	100,000  	$1.50	  	55,000	  $1.00
March 31, 1998	100,000  	$2.00	  	60,000	  $1.00
March 31, 1999	100,000  	$2.50		  65,000	  $1.00
March 31, 2000	100,000  	$3.00  		15,000  	$1.00
March 31, 2001	    --	      --		   5,000  	$1.00
		            	_______ 	______   	______   	_____
		            	500,000		        	250,000

         ELITE LABORATORIES, INC.
          NOTES TO FINANCIAL STATEMENTS
                (Continued)

7. Stock Options (Continued):

There were no options exercised as of March 31, 1997 and 1996 and the Company's stock price was valued to be lower than the exercise price at the date of each grant.

As disclosed in notes 4 and 9, the Company has issued
292,286 Class A common stock purchase warrants, exercisable at $2 and $3 per share. When considering all options and warrants, the Company may be obligated to issue a total of 792,286 Class A voting common shares and 250,000 Class B nonvoting shares.

8. Related Party Note Payable:

On March 15, 1996, the Company borrowed $100,000 from a
Company stockholder subject to a loan agreement. Under the terms of the agreement, the note bears interest only, payable quarterly, at the rate of 8.50% per annum, and is due and payable on March 15, 1998. The note is secured by a guarantee from the Company and cannot be subordinated to subsequent loans without consent of the lender.

Furthermore, if the Company raises $500,000 through the issuance of its common stock at any time during the term of the agreement, the lender may require the immediate repayment of the principal.

If the principal remains unpaid on March 15, 1998
(the due date), then the lender shall have the option to either receive payment of principal in full or convert the amount, together with any unpaid interest, to Class A common stock at $2 per share or a lower price, based on sales of shares sold from March 15, 1996 through the due date.

The Company incurred interest expense of $8,500 and $378, respectively for the years ended March 31, 1997 and 1996.

9. Subsequent Events:

a.) On May 20, 1997, the Company raised $28,000 through the issuance of 20,000 shares of Class A voting common stock and 20,000 Class A voting common stock purchase warrants, exercisable at $2 per share, expiring on May 19, 2002.

b.) On May 23, 1997, the Company amended its formulation development agreement dated November 26, 1996 extending the option period for product licensing.

	c.)	One June 5, 1997, the Company borrowed $150,000 from
an individual lender subject to a promissory note. The terms of the note include:

1. Payment in full on the earlier of June 5, 1998 or the receipt by the Company of gross proceeds pursuant to a private placement of its securities in the amount of $2,400,000.

          ELITE LABORATORIES, INC.
        NOTES TO FINANCIAL STATEMENTS
               (Continued)

9. Subsequent Events:(Continued)

	2.	The Company agrees to sell the lender 150,000 common
stock purchase warrants, after giving effect to the Company's proposed stock split of its common stock, exercisable during the five year period commencing June 5, 1997, at $3 per share. The total purchase price for the warrants will be $150.

3. Should the Company default on the note, the lender shall have the right to convert the note into shares of the Company's Class A common stock at a rate of $1 per share.

4. The note shall bear simple interest at the rate of six percent (6%) with interest payable in full on June 5, 1998.

d.) On June 5, 1997 the Company signed a letter of intent to merge with a newly formed subsidiary of a Company registered for sale in accordance with the Securities Act of 1933. The Company will exchange its shares with the new subsidiary on a one-for-one basis as a tax free reorganization under Section 368 of the Internal Revenue code. Subsequent to this proposed merger, the subsidiary will disappear, leaving Elite as the survivor of the merger. Elite shareholders will own approximately 90% of the new entity.

The merger is subject to a merger agreement and related documents. The merger agreement shall provide for the following:

	1.	A private placement of a minimum of $2,400,000 and a
maximum of $6,000,000 of the Company's securities, before the merger, consisting of 100 units at $60,000 per unit, each unit consisting of 40,000 shares of common stock and 20,000 common stock purchase warrants. The warrants will be exercisable during the five year period commencing at the close of the private placement at $3 per share.

2. Within 90 days of the closing of the private placement, the Company agrees to file a registration statement registering the common stock and the common stock underlying the warrants issued pursuant to the proposed private placement.

3. The execution of a three year consulting agreement between the Company and an investor relations consulting services firm. The agreement shall provide for payments of up to $15,000 per month and the issuance of up to 700,000 five year common stock purchase warrants, after giving effect to a Company stock split, exercisable at $3 per share.

4.	It is intended that the merger will consummate no later
than July 15, 1997

       ELITE LABORATORIES, INC.
        FINANCIAL STATEMENTS WITH
     INDEPENDENT AUDITOR'S REPORT
        MARCH 31, 1996 AND 1995


INDEPENDENT AUDITOR'S REPORT
BOARD OF DIRECTORS - ELITE LABORATORIES, INC.


We have audited the accompanying balance sheets of Elite Laboratories, Inc. (the "Company") as of
March 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elite Laboratories, Inc., at March 31, 1996 and 1995, and the results of its operation and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/S/Mark I. Gittelman
CERTIFIED PUBLIC ACCOUNTANT GOLDMAN & GITTELMAN, P.C.

Clifton, New Jersey
June 10, 1996

                        ELITE LABORATORIES, INC.
                        BALANCE SHEETS
                       MARCH 31, 1996 AND 1995

                                 ASSETS
                                    1996 	    1995
                               --------   -------
Current Assets:
  Cash and Cash Equivalents   	$ 113,644	$ 411,739
  Contract Revenue Receivable		    8,800	    2,000
  Prepaid Expenses and Other
    Current Assets          			    8,106	    2,565
  Deferred Income Tax Benefit		      700	      700
				                           		________	_________

  Total Current Assets		      	  131,250	  417,004

  Equipment (Net)	            	   69,260   120,895
  Patent	 				                    11,750	      --
  Security Deposit			              9,000	    9,000
  Deferred Income Tax Benefit		   27,000	   27,000
                          						________	_________

  Total Assets             				$ 248,260	$ 573,899
					                         	=========	=========

             LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts Payable and Accrued
    Expenses		               		$  11,041	$   6,731
  Current Portion of Capital
    Lease Obligations			               -- 	  4,052
                          						________	_________

  Total Current Liabilities		     11,041    10,783
					                          	_________	_________

  Note Payable to Related Party	  100,000	   ---
	                           					_________	_________

  Commitments and Contingencies

Stockholders' Equity:
  Class A Voting Common Stock,
   $.01 Par Value;
    10,000,000 Shares Authorized,
     4,645,314 and 5,112,314 Shares
     Issued and Outstanding, Respectively
  Class B Non-voting Common Stock,
   $.01 Par Value;
   5,000,000 Shares Authorized,
    No Shares Issued
     and Outstanding		       	$   46,453	$   51,123
	Additional Paid In Capital    1,438,823	 1,633,810
	Accumulated Deficit	        	(1,348,057)(1,021,817)
	Less: 80,000 Common
Shares Held In Treasury
	 At Cost			                       	---		  (100,000)
                         				__________	  _________


	Total Stockholders' Equity	    137,219	   563,116
					                        __________	 _________

	Total Liabilities and
Stockholders' Equity         	$ 248,260 $  573,899
                         					=========	==========

The accompanying notes are an integral part of these financial statements.

           ELITE LABORATORIES, INC.
          STATEMENTS OF OPERATIONS
         YEARS ENDED MARCH 31, 1996 AND 1995

                       							1996		   1995
							                      ________	_________
Revenues:

	Licensing Fees		            		$    - 	$ 170,000
	Contract Research and
    Development             	  134,165   262,000
	Consulting and Test Fees   		  16,403	    8,538
	                        						________	_________

         Total Revenues		  	 	 150,568	  440,538
						                       	________	_________

Costs and Expenses:

	Research and Development    	 318,533	  345,147

	General and Administrative	 	 106,074	  100,238

	Depreciation and Amortization  54,815    49,434
	Interest Income, Net of
  Interest Expense PF $412
	   and $3,763, Respectively	   (2,814)   (1,931)
                        							________	_________

	    Total Expenses		        	  476,608	  492,888

	Net (Loss) Before Income
 Taxes                       	 (326,040	  (52,350)
	Income Tax Expense			              200     28,200
                       							__________	__________

	    Net (Loss)	           			$(326,240)	$ (80,550)
						                       	==========	=========

The accompanying notes are an integral part of these financial statements.

           STATEMENTS OF STOCKHOLDER EQUITY
          YEARS ENDED MARCH 31, 1997 AND 1996

        Class A (Voting)
         Common Stock      Additional               Stock         Stock-
        ---------------      Paid-In   Accum.   -------------      holders
         Shares   Amount     Capital   Deficit  Shares  Amount    Equity


Balance
3/31/94  4,962,314 $49,623 $1,335,310 $(941,267) 80,000  $(100,000)  $343,666

Issuance
of Common
Stock      150,000   1,500    298,500

Net (Loss)
For The Year                            (80,550)

Balance,
3/31/95  5,112,314 $51,123 $1,633,810 $(1,021,817) 80,000 $(100,000) $563,116

Issuance of
Common
 Stock      10,000     100     19,900

Retirement
of Common
Stock      (45,000)    (450)  (89,550)

Retirement
of Treasury
Stock      (80,000)    (800)  (99,200)             (80,000)  100,000

Retirement of
Common Stock
Acquired in
Forbearance
Agreement (352,000)  (3,520)  (26,137)

Net(Loss)
for the Year                             (326,240)
          --------   -------  --------   ---------  ------- -------  -------
Balance
3/31/96  4,465,314  $46,453 $1,438,823 $(1,348,057)      0        0  $137,219
         =========  ======= ==========  ===========  ======= =======  =======




          ELITE LABORATORIES, INC.
          STATEMENTS OF CASH FLOWS
      FOR THE YEARS ENDED MARCH 31, 1996 AND 1995

						                               		1996	     1995
			                                 				________	_________
Cash Flows From Operating
  Activities:
Net (Loss)                          	$ (326,240)	$  (80,550)
 Adjustments Necessary to Reconcile
  Net Income (Loss) to Net Cash Used
   in Operating Activities:
    Depreciation and Amortization 	      54,815 	    49,434
    Deferred Income Tax                     	---	    28,200
    Gain on Retirement of Common Stock	 (29,657)        	--

Changes in Assets and Liabilities:
 (Increase) in Prepaid and Other
  Current Assets	                        (5,541)	     (282)
  (Increase) Decrease in Contract
  Revenue Receivable	                    (6,800)   	18,600
  Increase (Decrease) in Accounts Payable
   and Accrued Expenses	                  4,310 	  (16,834)
                                     			__________	________
    Net Cash (Used in) Operating
      Activities                       (309,113)	   (1,432)

Cash Flows From Investing Activities:
  Purchase of Equipment              	   (3,180)	  (51,535)
  Payments for Patent Filing	           (11,750)	        --
	                                      	__________	________

    Net Cash Used in Investing
       Activities	                      (14,930)	  (51,535)

Cash Flows From Financing Activities:
  Net Proceeds From Issuance of
    Common Stock	                        20,000	   300,000
  Payment of Note Payable                  ---		    (1,025)
  Payment of Principal on Capital Lease	  (4,052)   (9,086)
  Proceeds from Related Party Note	       100,000	      --
  Payment for Retirement of Common Stock	 (90,000)      --
                                      			__________	________

  Net Cash Provided by Financing
    Activities                            	25,948	   289,889
  Net Increase (Decrease) in Cash
    and Cash Equivalents                 (298,095)   236,922
  Cash and Cash Equivalents at Beginning
     of Yea	                              411,739    174,817
		                                     	__________	________
  Cash and Cash Equivalents at End
     of Year                           	$ 113,644	$  411,739
			                                      =========	==========

Supplemental Disclosures of Cash Flow information:
  Cash Paid During the Year For:
  	 Interest                          	$      34	$    3,763
    Income Taxes	                             37	        25
  Non-Cash Investing Activities:
Acquisition of Equipment                      --	    33,465
    Cash Payment	                             --	       --
		                                      	_________	________
	Note Payable Assumed                  	$  ---   	$   33,465
                                     			===========	=========

The accompanying notes are an integral part of these financial statements.

                ELITE LABORATORIES, INC.
           NOTES TO FINANCIAL STATEMENTS


1.	Summary of Significant Accounting Policies

Nature of Business
-------------------
Elite Laboratories, Inc. (the "Company") was incorporated on August 23, 1990 under the Laws of the State of Delaware, in order to engage in research and development activities for the purpose of obtaining Food and Drug Administration approval, and, thereafter, commercially exploiting generic and new controlled-release pharmaceutical products. The
Company also engages in contract research and development on behalf of other pharmaceutical companies.

Cash and Cash Equivalents
----------------------------
The Company considers highly liquid short-term investments purchased with initial maturities of three months or less to be cash equivalents.

Equipment
---------
Equipment is stated at cost. Depreciation is provided on the straight-line method based on the estimated useful lives of the respective assets which range from five to seven years. Major repairs or improvements are capitalized.
Minor replacements and maintenance and repairs which do not improve or extend asset lives are expensed currently.

Upon retirement or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is recorded.

Research and Development
-------------------------
Research and development expenditures are charged to expense as incurred.

Patents
--------
Costs incurred for the application of patents are capitalized and amortized on the straight-line method, based on an estimated useful life of seventeen years, upon approval of the patent. These costs are charged to expense if the patent is unsuccessful.

Concentration of Credit Risk
------------------------------
The Company derives substantially all of its revenues from contracts with other pharmaceutical companies.

The Company also maintains cash accounts in various banks.
The amount on deposit in one bank exceeds the $100,000 federally insured limit.

            ELITE LABORATORIES INC.
           NOTES TO FINANCIAL STATEMENTS
                (Continued)


1. Summary of Significant Accounting Policies (Continued)

Income Taxes
-------------
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes.
Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes) allowance for doubtful receivables (deductible for financial statement purposes but not for income tax purposes) and profit on installment sales (deferred for income tax purposes but recognized for financial statement purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income.

2. Equipment

Equipment at March 31, 1996 and 1995 consists of the following:

                              								1996		1995
		                              	__________	________
Furniture Fixtures and Laboratory
Equipment                    					$ 203,910	$ 200,730
Equipment Under Capital Lease  			   73,465	   73,465
					                           		_________	_________
							                             277,375	  274,195
Less: Accumulated Depreciation
	and Amortization             				  208,115	  153,300
					                           		_________   _________
                                  	$ 69,260 	$ 120,895

Depreciation and amortization expense as of March 31,1996 and 1995 consisted of $54,815 and $49,434, respectively.

              ELITE LABORATORIES, INC.
           NOTES TO FINANCIAL STATEMENTS
                    (Continued)


3. Income Taxes

The provision for income taxes consists of the following components:

                                   		1996		1995
					                               	____		_____
Federal:
	Current                         				$ --		$   --
	Deferred			                      	 92,400	 37,700
	Tax Benefit of Net Operating
	Loss Carryforward              			(92,400)(16,800)
					                             	_______  ________
					                                	  __		20,900
		 			                           	_______    ________

State:
	Current				                           200   --
	Deferred			                      	 29,100 	 8,700
	Tax Benefit of Net Operating
	Loss Carryforward		              	(29,100)	(1,400)
                               				_______  ________

                                 		    200	  7,300
			                             			_______  ________

	   Total Tax Expense		            $   200	$ 28,200
					                           	===========	=========

The Company's total deferred tax assets and deferred tax asset valuation allowances at March 31, are as follows:

                             						  1996	  1995
				                            		_______ ________

	Total Deferred Tax Assets	     $ 488,400 $ 366,900
	Less: Valuation Allowance     	  460,700	  339,200
						                           ________   ________

	  Net Deferred Tax Asset	       $ 27,700	$ 27,700
                           						========	========

             ELITE LABORATORIES, INC.
         NOTES TO FINANCIAL STATEMENTS
                   (Continued)

3. Income Taxes (Continued)

The Company has a loss carryforward of $1,364,400 for Federal and $1,182,800 for State tax purposes that may be offset against future taxable income. The amounts and expiration dates are as follows:

                         				  Expiration
                      		Amount 		Year
	                      	______	  ___________

Federal:	          $   543,000		2007
		                     437,300		2008
		                      60,100		2010
		                     324,000		2011
                    __________
	Total            	$ 1,364,400
	                 	___________

State:           	$   367,900		1999
		                    437,300		2000
		                     53,600		2002
		                    324,000		2003
                  ___________
	Total	           $ 1,182,800
	                	___________

The income tax provision differs from the expense that would result from applying statutory rates to income before taxes because deferred income taxes are based on average tax rates, because certain expenses are not deductible for tax purposes and because a validation allowance had been provided to reduce deferred tax assets to the amount that is more likely than not to be realized.

4. Capital Stock

As per the Private Placement Memorandum ("PPM") dated
August 15, 1991, the Company sold a total of 214,000 units priced at $2.50 which consists of two (2) shares of common stock, $.01 par value and one (1) class A warrant to purchase one (1) share of common stock at an exercise price of $2.00 per share. Total proceeds from the PPM amounted to $535,000. As of March 31, 1992, the
Company had subscriptions receivable of $35,750 for a total of 14,300 units. In addition, prior to the PPM, the Company raised approximately $402,000 through the issuance of 1,435,714 shares of common stock.

As of March 31, 1992, the Company had Class A warrants outstanding to purchase 199,700 common shares. The warrants were exercisable at $2.00 per share commencing
August 28, 1992 and expiring on or before March 1, 1993.
The Class A warrants could have been redeemed by the Company at any time upon providing thirty days written notice and for payment at the rate of $.05 per warrant.

As of March 31, 1993, the Company collected the subscriptions receivable as of March 31, 1992 in the amount of $35,750 and issued the related 14,300 units.
The Company also raised $49,200 through the exercise of warrants to purchase 24,600 shares of common stock, $.01 par value, at an exercise price of $2.00 per share.



            ELITE LABORATORIES, INC.
          NOTES TO FINANCIAL STATEMENTS
               (Continued)

4. Capital Stock (Continued)

As of March 31, 1993, after the PPM, the Company raised
$70,000 through the issuance of 35,000 shares of common stock. The Company also received $30,000 during March 1993 for the issuance of 15,000 shares of common stock, issued during April 1993, through the exercise of warrants.

As of March 31,1995, the Company raised $300,000 through the issuance of 150,000 shares of common stock and issued an option to purchase an additional 280,000 shares at $2.50 per share, such option expiring on April 25, 1995 without exercise.

On October 26, 1995, the Company amended its certificate of incorporation to authorize 5,000,000 shares of $.01 par value Class B non-voting common stock. The original
10,000,000 shares of the Company shall be classified as $.01 par value Class A voting common stock.

As of March 31, 1996, the Company raised $20,000 through the issuance of 10,000 shares of Class A voting common stock. The Company also purchased 45,000 shares of its Class A voting common stock from shareholders at a cost of $90,000 and retired these shares. The 80,000 shares of Class A common stock being held in Treasury at a cost of $100,000 were also retired.

In accordance with the Company's forbearance agreement
(see note 5) with a former employee executed on June 15, 1996, the Company redeemed and retired
352,000 shares of its Class A common stock originally issued to the former employee as consideration for his acceptance to continue his employment with the Company. These shares have been valued at $.08425 per share, which approximates the book value of these shares currently and as originally issued, resulting in a gain of $29,657.

5. Commitments and Contingencies

Employment Agreement:
----------------------
On December 28, 1995 the Company renewed its employment
agreement (the "Agreement") with its President,
dated May 23, 1991, for a term of five (5) years with
annual compensation of $165,000 in the first year of his
employment, increasing to $200,000 per annum during the
next five years.

In addition to certain standard employee benefits, the agreement provides for the following:

a) Additional incentive commissions equal to five percent
(5%) of net profit for each fiscal year.

b) Options to purchase 500,000 shares of Class A common voting stock of the Company, granted on January 1, 1996, and vesting on each of the four succeeding years, at the rate of 100,000 shares per year. The option price of these shares begins at $ l per share and increases to $3.00 per share over the next four years (see note 8).

In the event of the termination of this Agreement by the Company, fixture minimum payments will consist of the present valise (based on the prime rate at the date of termination) of the unpaid portion of the benefits.


     ELITE LABORATORIES, INC.
     NOTES TO FINANCIAL STATEMENTS
     (Continued)

5. Commitments and Contingencies (Continued)

Leases:
-------
The Company leases its laboratory and office space in
Maywood, New Jersey under an operating lease which expires
on October 31, 1998. The leases provide for the landlord to
pay all utility costs and for increases in rent based on
cost of living formulas. Future minimum payments under
these leases at March 31, 1996 are as follows:

Fiscal Year Ending March 31,

	1997	$ 62,403
	1998	  63,600
	1999	  37,100

Total rent expense for the years ended March 31, 1996 and 1995 was $60,645 and $57,200, respectively.

Forbearance Agreement:
---------------------
The Company has entered into an agreement dated
June 15, 1995 with a fonder employee of the Company.
The employee was employed by the Company under an
agreement dated September 4, 1991 which prohibits
him from disclosing certain Company confidential
information and restricting his employment
involving competition with the Company's business.

The employee resigned on November 16, 1994 and commenced employment with a competitor of the Company.

Although the former employee is not actually performing any research which involves the utilization of the Company's confidential information, the forbearance agreement permits the employee to work for the competitor in consideration for his representations and assurances that he will not assist his new employer in the development of any products on which he performed development work for the Company for a period of two years commencing
November 16, 1994, and that he will continue not to disclose any confidential information.

As additional consideration for the above, the former employee tendered 352,000 shares of the Company's Class A common shares to the Company at no cost (see note 4).

6. Contractual Agreements

On August 20 and November 22, 1993, the Company entered into two separate and distinct product development agreements with two multi-national pharmaceutical companies. The agreements provide for the Company to develop various drug products in return for various financial considerations.

    ELITE LABORATORIES INC.
    NOTES TO FINANCIAL STATEMENTS
    (Continued)

6. Contractual Agreements (Continued)

On September 21, 1993 the Company also entered into a licensing agreement with a pharmaceutical company. The terms of the agreement provide the right to acquire the license to sell, manufacture and distribute the licensed product subject to licensing fees and royalties.

During the year ended March 31,1994, the Company recognized revenues of approximately $645,000 from these agreements with an additional $500,000 plus royalties due if certain milestones are achieved in the future.

On December 15, 1994, the Company entered into a product research and development agreement with a multinational pharmaceutical company. The agreement provides for the Company to perform product development for three drugs subject to financial considerations.

During the year ended March 31, 1995, the Company recognized revenues of approximately $438,000 from these agreements.

On November 30, 1995, the Company entered into a product research and development agreement with a multinational pharmaceutical company which provides for the Company to perform product development for two drugs.

During the year ended March 31, 1996, the Company recognized revenues of $115,000 from this agreement.

7. Stock Options:

The Company has entered into compensatory stock option agreements with its President (see note 5) under an employment agreement and with certain individuals who serve on its Board of Directors and on its advisory board.

The agreements were entered into on December 21, 1995, January 2, 1996 and April 4, 1996 (dates of grants) and provide the President of the Company an option to purchase
500,000 shares of Class A voting common stock over five years (vesting period) at exercise prices between $1.00 per share and $3.00 per share and also provide certain individuals who serve on the Company's Board of Directors and on its advisory board an option to purchase an additional 250,000 shares of Class B non-voting common shares over four years (vesting period) at an exercise price of $1.00 per share.

The options expire ten years from the dates of grant or earlier upon death or changes in appointment.

    ELITE LABORATORIES, INC.
    NOTES TO FINANCIAL STATEMENTS
      (Continued)

7. Stock Options: (Continued)

The following summarizes the stock options outstanding as of March 31, 1996:

Dates of Vesting	         Option          			Option
Within the   		  Class A	 Price    		Class B	Price
Years Ending	    Shares	  Per Share  	Shares	Per Share
____________	    _______ 	________   ______	 _______
March 31, 1996  	100,000	 $1.00		    50,000 	$1.00
March 31, 1997	  100,000	 $1.50		    55,000 	$1.00
March 31, 1998	  100,000	 $2.00		    65,000 	$1.00
March 31, 1999	  100,000	 $2.50		    65,000 	$1.00
March 31, 2000	  100,000	 $3.00		    15,000	 $1.00
	              		_______         			_______
		               500,000		         	250,000

There were no options exercised as of March 31, 1996 and the Company's stock price was valued to be lower than the exercise price at the date of each grant.

8. Related Party Note Payable:

On March 15, 1996, the Company borrowed $100,000 from a Company stockholder subject to a loan agreement.
Under the terms of the agreement, the note bears interest only, payable quarterly, at the rate of 8.50% per annum, and is due and payable on March 15, 1998. The note is secured by a guarantee from the Company and cannot be subordinated to subsequent loans without consent of the lender.


Furthermore, if the Company raises $500,000 through the issuance of its common stock at any time during the term of the agreement, the lender may require the immediate repayment of the principal.

If the principal remains unpaid on March 15, 1998
(the due date), then the lender shall have the option to either receive payment of principal in full or convert the amount, together with any unpaid interest, to Class A common stock at $2.00 per share or a lower price, based on sales of shares sold from March 15, 1996 through the due date.

9. Subsequent Events:

On May 2, 1996, the Company entered into a research and development agreement with a pharmaceutical company to undertake formulation of the new oral medication.

In accordance with the agreement, the Company will receive revenues, upon obtaining certain milestones, totaling $150,000, with an option to perform supplemental development for additional revenues of $25,000, and $150,000 upon the pharmaceutical company's election to proceed with commercial sale of the product.

GOLDMAN & GITTELMAN, P.C.
ACCOUNTANTS AND AUDITORS
A PROFESSIONAL CORPORATION

(201) 778 8885
(212) 477 3555
FAX (201) 778-0140











ELITE LABORATORIES. INC.

We have compiled the accompanying statement of assets, liabilities and stockholders' equity arising from the cash transactions of ELITE LABORATORIES, INC. as of June 30, 1997, and the related statement of revenues and expenses paid for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.
The financial statements have been prepared on the cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements, and accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the informative disclosures ordinarily included in financial statements. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's assets, liabilities, equity, revenue and expenses.
Accordingly, these financial statements are not designed for those who are not informed about such matters.

/s/ GOLDMAN & GITTELMAN, P.C.
GOLDMAN & GITTELMAN, P.C.


Clifton, New Jersey
July 23, 1997


       ELITE LABORATORIES, INC.
       Balance Sheet
       June 30, 1997

            ASSETS



Current Assets

Cash-Checking	                    $ 97,534
Cash-Money Market(United)        	   3,705
Cash-Payroll Act.	                  12,993
Cash-Petty	                             98
Cash-Money Market(Midlan)	           2,774
Accounts Receivable	                12,208
Prepaid Insurance	                     691
Other Prepaid Expenses                	316
Prepaid State Corp. Tax               	100
Loan Rec.-Glenroy Brooks	250
Deferred NJ Income Tax Benefit      	1,350
Deferred Federal Income Tax Benefit	 4,200
                                  	_______
Total Current Assets              	136,219
                                  	_______

Propertv & Equipment

Office Equipment	                    7,591
Laboratory Equipment	              196,319
Equip. -Cap. Lease Obliga.	         73,465
Accum. Depr.-Various             	-242,755
                                 	________
Total Property & Equipment         	34,620
                                  	_______

Other Assets

Security Deposits-Rent              	9,000
Deferred Federal Income Tax Benefit	 7,000
Deferred NJ Income Tax Benefit      	2,250
Patents and Trademarks, Net        	17,393
                                 	_________
Total Other Assets                 	35,643
                                	_________
Total Assets                    	$ 206,482
                                	=========


See Accountants Compilation Report

ELITE LABORATORIES, INC.
Balance Sheet
June 30, 1997
(Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY



Current Liabilities

	Accrued Expenses                  	4,434
	Belson-Loan Payable             	150,000
	                                	_______
	Total Current Liabilities       	154,434
                                		_______

Other Liabilities

	Bridge Loan-de Neufville        	100,000
	                                	_______
	Total Other Liabilities         	100,000
                                		_______
	Total Liabilities               	254,434

Equity

	Common Stock                     	47,876
	Additional Pd in Capital      	1,660,772
	Accumulated Deficit          	-1,756,600
                                		_______
	Total Equity                    	-47,952
                                		_______

	Total Liabilities and
	Stockholders' Equity          	$ 206,482
                              		=========



See Accountants Compilation Report

Blite Laboratories, Inc.
Comparison of Monthly Operating Expenses to Budget
One Month Ended June 30, 1997

                                								Variance
			                     Actual		Budget	Unfavorable
								                               (Favorable)
		                       	______		______	___________

Revenues
Interest Income	               6	  1,667    	-1,661
	                          _____	 ______	__________
Other Income                	186      	0       	186
                           	_____	______	__________
Total Revenues	              192  	1,667 	   -1,475

Expenses
Officers Wages	           30,000 	12,500    	17,500
Office Wages              	2,333  	2,500      	-167
Lab Wages                 	7,428  	8,333      	-905
Futa Expense	                 13     	41      	 -28
Fica Expense	              1,517  	1,250       	267
SUI/SDI Expense	             182    	250       	-68
Accounting Fees             	409	    833	      -424
Legal Fees	               18,300  	4,167    	14,133
Consulting Fees               	0    	833      	-833
Lab Cleaning (Gladstone)     	43    	417      	-374
Advertising & Promotion	   1,380  	1,250       	130
Medical Ins.              	1,301  	1,667      	-366
Life Insurance              	256    	833      	-577
Other Insurance	             314    	833      	-519
Telephone & Fax             	605    	417       	188
Postage                     	209    	167        	42
Repairs & Maintenance     	1,622	  1,000	       622
Rent	                      5,236   5,000       	236
Petty Cash Expense           	60     	83       	-23
Travel Expense	            1,565    	833       	732
Entertainment                	63	    416      	-353
Depreciation & Amort.         	0  	4,167    	-4,167
Membership & Dues             	0	     42       	-42
Subscriptions	               790    	417       	373
Bank Charges                 	10      	0        	10
Interest Expense
Capital Leases	                0     	83       	-83
Auto Expense	                589      	0       	589
Meetings & Seminars	        1,140   	250       	890
Raw Materials	               497  	1,667	    -1,170
Lab Supplies	              2,856  	1,667     	1,189
Office Expense	              332    	667      	-335
Licenses & Fees	             194      	0	       194
State Corp. Tax	             200      	0       	200
FDA Regulatory                	0	     83       	-83
Misc Expense	                  0	    417      	-417
Hazardous Waste Removal	       0    	417      	-417
Service Contract-copier      	78     	0         	78
Testing Fees                  	0  	1,667    	-1,667
Marketing/commissions	         0  	2,083     -2,083
Payroll Preparation         	206     	0        	206
	                          ______	_______   	_______
Total Expenses	           79,728 	57,250    	22,478
                           	=======	=======	=======
Net Income (Loss)      	$-79,536	$-55,583 	$-23,953


See Accountants Compilation Report

ELITE LABORATORIES, INC.
Comparison of Year to Date Operating Expenses to Budget
For the Three Months Ended June 30, 1997

                   			Three Months	Three Months    	Variance
		                  	June 30, 1997	June 30, 1997 	Unfavorable
			                       Actual		  Budget		      (Favorable)		              	     ____________	___________		___________
Revenues
Interest Income     	       18      	5,001         	- 4,983
Other Income	            4,719           	0	           4,719
	                        ______      	______	         ______
Total Revenues	          4,737	       5,001	            -264
                         	______	     ______          	______

Expenses
Officers Wages          	45,000	     37,500           	7,500
Office Wages      	      11,673      	7,500	           4,173
Lab Wages	               17,108	     24,999          	-7,891
Fica Expense	             4,119 	     3,750             	369
Futa Expense	                72        	123             	-51
SUI/SDI Expense            	572        	750	            -178
Accounting Fees	            409       2,499          	-2,090
Legal Fees	              20,877	     12,501	           8,376
Consulting Fees  	           0	       2,499          	-2,499
Lab Cleaning (Gladstone 	    43	      1,251          	-1,208
Advertising & Promotion	  5,762	      3,750           	2,012
Medical Ins.             	3,782	      5,001          	-1,219
Life Insurance             	768     	 2,499	          -1,731
Other Insurance	            903	      2,499          	-1,596
Telephone & Fax          	1,531	      1,251	             280
Postage                    	607	        501             	106
Repairs & Maintenance	    2,417       3,000            	-583
Hazardous Waste Removal	    893	      1,251            	-358
Rent	                    20,962     	15,000	           5,962
Petty Cash Expense	         143	        249	            -106
Travel Expense           	2,576	      2,499	              77
Entertainment              	120	      1,248	          -1,128
Depreciation & Amort.	        0     	12,501         	-12,501
Membership & Dues            	0        	126            	-126
Subscriptions	            1,902      	1,251             	651
Bank Charges               	-58         	0	              -59
Interest Expense-
Capital Leases	               0	       249	             -249
Auto Expense             	1,915         	0	            1,915
Meetings & Seminars      	2,140	       750            	1,390
Raw Materials	              657	     5,001           	-4,344
Lab supplies             	4,344 	    5,001             	-657
Office Expense	           1,014     	2,001             	-987
Licenses & Fees            	194	         0	              194
State Corp. Tax	            200	         0              	200
FDA Regulatory               	0	       249             	-249
Misc Expense	                 0	     1,251           	-1,251
Service Contract-copier    	236         	0              	236
Testing Fees                 	0	      5,001 	         -5,001
Marketing/commissions	        0	      6,249          	-6,249
Payroll Preparation	        289         	0              	289
                        	________	________         	________
Total Expenses         	153,170	   171,750          	-18,580
                      	________ 	________          	________
Net Income (Loss)	    $-148,433	 $-166,749         	$-18,316
	                    ==========	==========	        =========

See Accountants Compilation Report

ELITE LABORATORIES. INC.

We have compiled the accompanying statement of assets, liabilities and stockholders' equity arising from the cash transactions of ELITE LABORATORIES INC. as of September 30, 1997, and the related statement of revenues and expenses paid for the six months then ended, in accordance with Statements on Standards for accounting and Review Services issued by the American Institute of Certified Public Accountants. The financial statements have been prepared on the cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements, and accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the informative disclosures ordinarily included in financial statements. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's assets, liabilities, equity, revenue and expenses. Accordingly, these financial statements are not designed for those who are not informed about such matters.


/S/ GOLDMAN & GITTELMAN, P.C.
GOLDMAN & GITTELMAN, P.C.


Clifton, New Jersey
October 22, 1997

ELITE LABORATORIES, INC.
Balance Sheet
September 30, 1997

ASSETS
Current Assets

	Cash-Checking		          		$ 54,012
	Cash-Money Market(United)		   5,707
	Cash-Payroll Act.				         6,539
	Cash-Petty					                 113
	Cash-Money Market(Midlan)		   2,774
	Accounts Receivable		     	   8,000
	Prepaid Insurance			 	          292
	Other Prepaid Expenses			        79
	Prepaid State Corp. Tax	 		     100
	Deferred NJ Income Tax
 Benefit                       1,350
	Deferred Federal Income Tax
 Benefit	                      4,200
	                           	________
	Total Current Assets			      83,166
                           		________

Property & Equipment

	Office Equipment	             7,591
	Laboratory Equipment       	196,319
	Equip. -Cap. Lease Obliga.	  73,465
	Accum. Depr.-Various      	-242,755
	                          	________
	Total Property & Equipment  	34,620
                          		________

Other Assets

	Security Deposits-Rent       	9,000
	Deferred Federal Income Tax
 Benefit                      	7,000
	Deferred NJ Income Tax
 Benefit                      	2,250
	Patents and Trademarks, Net	 18,781
	                          	________
	Total Other Assets	          37,031
                          		________
	Total Assets             	$ 154,817
	                         	=========

See Accountants Compilation Report

ELITE LABORATORIES, INC.
Balance Sheet
September 30, 1997
(Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY



Current Liabilities

	Belson-Loan Payable	         150,000
                          		_________
	Total Current Liabilities   	150,000
	                          	_________

Other Liabilities

	Bridge Loan-de Neufville   	100,000
                         		_________

	Total Other Liabilities	    100,000
	                          	_________
	Total Liabilities	          250,000
                         		_________

Equity

	Common Stock               	47,876
	Additional Pd in Capital	1,660,772
	Accumulated Deficit    	-1,803,831
	                        	__________
	Total Equity              	-95,183
	                        	__________
	Total Liabilties and
	Stockholders' Equity    	$ 154,817
                         		=========


See Accountants Compilation Report

ELITE LABORATORIES, INC.
Comparison of Monthly Operating Expenses to Budget
One Month dated September 30, 1997

			                              					Variance
			                   	Actual	Budget	Unfavorable
						                            		(Favorable)
	                  			______	_______	___________
Revenues
Revenues-Licensing Fees 	$ 0	$133,333	$-133,333
Contract R&D Revenue      	0  	93,333  	-93,333
Interest Income         	129   	1,667   	-1,538
Other Income            	203       	0      	203
	                    _________	________	__________
Total Revenues 	         332  	28,333	 -228,001
                    	_________	________	__________

Expenses
Officers Wage      s 	15,000	  12,500	    2,500
Office Wages          	1,888	   2,500	     -612
Lab Wages 	            7,109	   8,333	   -1,224
Futa Expense             	19	      41	      -22
Fica Expense            	906	   1,250	     -344
SUI/SDI Expense          	99	     250	     -151
Accounting Fees         	300 	    833	     -533
Legal Fees 	               0	   4,167	   -4,167
Consulting Fees 	          0	     833	     -833
Lab Cleaning (Gladstone)	  0	     417	     -417
Advertising & Promotion 	535	   1,250     	-715
Medical Ins. 	           120	   1,667   	-1,547
Life Insurance 	           0     	833     	-833
Other Insurance 	       5,931 	   833    	5,098
Telephone & Fax 	         871    	417	      454
Postage 	                 362	    167	      195
Repairs & Maintenance      	0	  1,000   	-1,000
Rent 	                  5,236	  5,000      	236
Petty Cash Expense 	       47	     83      	-36
Travel Expense            	15    	833     	-818
Entertainment             	25	    416	     -391
Depreciation & Amort.	      0 	 4,167	   -4,167
Membership & Dues 	        20 	    42	      -22
Subscriptions 	           272 	   417	     -145
Interest Expense
Capital Leases             	0	     83	      -83
Auto Expense 	            539	      0	      539
Meetings & Seminars	       25	    250	     -225
Raw Materials 	           570	  1,667   	-1,097
Lab Supplies             	211	  1,667	   -1,456
Office Expense 	           37	    667	     -530
FDA Regulatory	             0	     83      	-83
Misc Expense	               0    	417	     -417


	See Accountants Compilation Report

                    Elite Laboratories, Inc.
Comparison of Monthly Operating Expenses to Budget
One Month Ended September 30, 1997
				Continued

                                  								  Variance
     	                   			Actual	Budget 	Unfavorable
						                                  		(Favorable)
	     	                   		______	_______	___________

Hazardous Waste Removal         	0	    417      	-417
Service Contract-copier	     1,026      	0     	1,026
Testing Fees                    	0 	 1,667    	-1,667
Marketing/commissions	           0 	 2,083    	-2,083
Payroll Preparation           	166     	0	        166
                           	______	_______	__________
Total Expenses             	41,429	 57,250   	-15,821
                            	______	_______	_________

Net Income (Loss)	        $-41,097 $171,083	$-212,180
                        	========	========	==========


	See Accountants Compilation Report

                      ELITE LABORATORIES, INC.
Comparison of Year to Date Operating Expenses to Budget
For the Six Months Ended September 30, 1997

                      Six Months		    Six Months		      Variance
		               September 30, 1997  September 30, 1997	Unfavorable
		                    	Actual		          Budget		     (Favorable)
		                 _________________	_________________	___________

Revenues
Revenues-
   Licensing Fees	      $100,000	      $133,333	      $-33,333
Contract R&D Revenue	          0	        93,333       	-93,333
Interest Income	             160        	10,002	        -9,842
Other Income              	1,731	             0	         1,731
	                      _________	     ________       	_________
Total Revenues	         101,891        	236,668	       -134,777
                      	_________	      _______      	_________

Expenses
Officers Wages	          90,000	         75,000	         15,000
Office Wages	            16,934	         15,000	          1,934
Lab Wages	               40,064         	49,998         	-9,934
Fica Expense	             6,930          	7,500	           -570
Futa Expense	               136            	246  	         -110
SUI/SDI Expense            	935          	1,500           	-565
Accounting Fees	          2,251	          4,998	         -2,747
Legal Fees	              21,001         	25,002         	-4,001
Consulting Fees	              0	          4,998         	-4,998
Lab Cleaning (Gladstone)	    43          	2,502	         -2,459
Advertising & Promotion 	13,557          	7,500          	6,057
Medical Ins.	             6,503         	10,002	         -3,499
Life Insurance	           6,058	          4,998	          1,060
Other Insurance          	7,191	          4,998	          2,193
Telephone & Fax	          3,375	          2,502	            873
Postage	                  1,320          	1,002	            318
Repairs & Maintenance	    3,389	          6,000	         -2,611
Hazardous Waste Removal	    893	          2,502	         -1,609
Rent	                    36,670         	30,000	          6,670
Petty Cash Expense         	314            	498	           -184
Travel Expense	           3,592	          4,998	         -1,406
Entertainment	              328	          2,496	         -2,168
Depreciation & Amort.        	0         	25,002	        -25,002
Membership & Dues          	20	             252           	-232
Subscriptions	            3,830          	2,502          	1,328
Interest-De Neufville	    1,865              	0          	1,865
Bank Charges               	-38              	0	            -38
Interest Expense-
Capital Leases              	0             	498           	-498
Auto Expense	             3,963              	0           	3,963
Meetings & Seminars	      3,465          	1,500           	1,965
Hiring Expenses            	253              	0             	253
Raw Materials	            2,109         	10,002	          -7,893
Lab Supplies             	6,118         	10,002          	-3,884
Office Expense	           2,118	          4,002	          -1,884
Licenses & Fees            	284              	0             	284
State Corp. Tax            	200              	0	             200
FDA Regulatory        	       0	            498	            -498



See Accountants Compilation Report

ELITE LABORATORIES, INC.
Comparison of Year to Date Operating Expenses to Budget
For the Six Months Ended September 30, 1997
Continued


                   			Six Months     		Six Months	      	Variance
		               September 30, 1997  September 30, 1997	Unfavorable
			                    Actual	            	Budget	     	(Favorable)
		                 _________________	_________________	___________

                           M
Misc Expense                	0             	2,502	         -2,502
Service Contract-copier 	1,341                 	0          	1,341
Testing Fees                	0            	10,002	        -10,002
Marketing/commissions	       0	            12,498	        -12,498
Payroll Preparation	       543                 	0            	543
Private Placement Fees	 10,000                 	0          10,000
	                       ________	     _________________ __________
Total Expenses	        297,555	           343,500        	-45,945
	                      ________       _________________ __________

Net Income (Loss)   	$-195,664	         $-106,832	      $ -88,832
                     	==========	       ===---======== 	==========

See Accountants Compilation Report

ELITE LABORATORIES, INC.

We have compiled the accompanying statement of assets, liabilities and stockholders' equity arising from the cash transactions of ELITE LABORATORIES, INC. as of November 30, 1997, and the related statement of revenues and expenses paid for the eight months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The financial statements have been prepared on the cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements, and accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the informative disclosures ordinarily included in financial statements. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's assets, liabilities, equity, revenue and expenses. Accordingly, these financial statements are not designed for those who are not informed about such matters.


/S/ GOLDMAN & GITTELMAN, P.C.
GOLDMAN & GITTELMAN, P.C.




Clifton, New Jersey
January 5, 1998

ELITE LABORATORIES, INC.
Balance Sheet
November 30, 1997

ASSETS



Current Assets

	Cash-Checking			          		$ 238,749
	Cash-Money Market(United)			   30,751
	Cash-Payroll Act.             	51,888
	Cash-Petty	                       306
	Cash-Money Market(Midlan)	      2,774
	Accounts Receivable            	8,000
	Prepaid Insurance                	208
	Prepaid State Corp. Tax	          100
	Deferred NJ Income Tax Benefit 	1,350
	Deferred Federal Income
  Tax Benefit                   	4,200
	                             	_______
	Total Current Assets	         338,326
                             		_______
Property & Equipment

	Office Equipment	               7,591
	Laboratory Equipment         	196,319
	Equip. -Cap. Lease Obliga.	    73,465
	Accum. Depr.-Various        	-242,755
                           		_________
	Total Property & Equipment    	34,620
                           		_________

Other Assets

	Security Deposits-Rent         	9,000
	Deferred Federal Income
   Tax Benefit                  	7,000
	Deferred NJ Income Tax Benefit	 2,250
	Patents and Trademarks, Net	   19,928
	                           	_________

	Total Other Assets	            38,178
                            		_________
	Total Assets               	$ 411,124
                            		=========

See Accountants Compilation Report

ELITE LABORATORIES, INC.
Balance Sheet
November 30, 1997
(Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY



Current Liabilities

	Due to Pharmaceuticals      	600,000
	                          	__________
	Total Current Liabilities 	  600,000
	                          	__________
Other Liabilities
                          		__________
	Total Other Liabilities	           0
                          		__________
	Total Liabilities	           600,000
                         		__________
Equity

	Common Stock	                 47,876
	Additional Pd in Capital  	1,660,772
	Accumulated Deficit	      -1,897,524
	                         	__________
	Total Equity               	-188,876
	                        	 __________
	Total Liabilties and
	Stockholders' Equity     	$ 411,124
	                        	==========


	See Accountants Compilation Report	.

ELITE LABORATORIES, INC.
Comparison of Monthly Operating Expenses to Budget
One Month Ended November 30, 1997

								                              Variance
			                   	Actual	Budget	Unfavorable
					                            			(Favorable)
		                   		______	_______	___________
Revenues
Interest Income	           35	  1,667	   -1,632
                       ______	 _______	__________
Total Revenues            	35	  1,667	   -1,632
                       ______  _______ __________

Expenses
Officers Wages        	15,000 	12,500    	2,500
Office Wages	           3,583	  2,500	    1,083
Lab Wages	              8,948  	8,333	      615
Futa Expense              	26	     41      	-15
Fica Expense	           1,176	  1,250      	-74
SUI/SDI Expense            93   	 250     	-157
Accounting Fees          	300	    833     	-533
Legal Fees                 	0	  4,167	   -4,167
Consulting Fees            	0	    833     	-833
Lab Cleaning (Gladstone)   	0    	417     	-417
Advertising & Promotion	2,559	  1,250    	1,309
Medical Ins.           	1,152  	1,667	     -515
Life Insurance           	283	    833    	 -550
Other Insurance	           42	    833     	-791
Telephone & Fax           	47	    417	     -370
Postage                  	223    	167       	56
Repairs & Maintenance      	0	  1,000	   -1,000
Rent	                   5,236  	5,000      	236
Petty Cash Expense        	78	     83       	-5
Travel Expense	           104	    833     	-729
Entertainment             	19	    416     	-397
Depreciation & Amort.	      0	  4,167    -4,167
Membership & Dues          	0	     42     	 -42
Subscriptions            	565    	417      	148
Interest Expense-Belson	8,091	      0	    8,091
Interest Expense Capital
 Lease                     	0	     83	      -83
Auto Expense	              11      	0	       11
Meetings & Seminars	       94	    250     	-156
Raw Materials           	1,800	 1,667      	133
Lab Supplies              	240	 1,667	   -1,427
Office Expense	          3,039	   667	    2,372
FDA Regulatory	             0	     83	      -83
Misc Expense               	0    	417	     -417

See Accountants Compilation Report

Elite Laboratories, Inc.
Comparison of Monthly Operating Expenses to Budget
One Month Ended November 30, 1997
				Continued

                                    								Variance
                       Actual   	Budget	Unfavorable
								                                   (Favorable)
                     				______	_______	___________
Lab Maintenance	           637	       0	       637
Hazardous Waste Removal	     0	     417      	-417
Testing Fees                	0	   1,667    	-1,667
Marketing/commissions       	0	   2,083    	-2,083
Payroll Preparation	         85      	0        	85
                         _____	   ______   _______
Total Expenses	          53,431 	 57,250   	-3,819
                       _______   ______     _______
Net Income (Loss)    	$ -53,396	$-55,583 	 $ 2,187





	See Accountants Compilation Report



ELITE LABORATORIES, INC.
Comparison of Year to Date Operating Expenses to Budget
For the Eight Months Ended November 30, 1997



              			Eight Months  	Eight Months	     Variance
		            November 30, 1997 November 30, 1997	Unfavorable
		                	Actual		        Budget	       	(Favorable)
		             _________________	_________________	___________
Revenues
Revenues-Licensing
  Fees               	$ 100,000	   $ 133,333       	$ -33,333
Contract R&D Revenue         	0      	93,333          	93,333
Interest Income            	205      	13,336         	-13,131
other Income             	2,731           	0           	2,731
	                      ________      	_______        	________
Total Revenues	         102,936	      240,002 	      -137,066
                       	________     	_______	        ________

Expenses
Officers Wages	         120,000	      100,000         	20,000
Office Wages	            23,100       	20,000          	3,100
Lab Wages	               56,236	        6,664        	-10,428
Fica Expense	             9,029       	10,000           	-971
Futa Expense	               185          	328           	-143
SUI/SDI Expense          	1,099        	2,000           	-901
Misc Taxes                  	44             0             	44
Accounting Fees	          3,135        	6,664         	-3,529
Legal Fees	              21,001       	33,336	        -12,335
Consulting Fees	              0	        6,664         	-6,664
Lab Maintenance            	637            	0            	637
Lab Cleaning (Gladstone)    	43        	3,336         	-3,293
Advertising & Promotion	 19,115       	10,000	          9,115
Medical Ins.	             8,488       	13,336         	-4,848
Life Insurance           	6,590        	6,664	            -74
Other Insurance          	7,275	        6,664            	611
Telephone & Fax	          3,808        	3,336	            472
Postage	                  1,750	        1,336            	414
Repairs & Maintenance	    3,389	        8,000	         -4,611
Hazardous Waste Removal	    893	        3,336         	-2,443
Rent	                    47,142	       40,000          	7,142
Petty Cash Expense	         462          	664           	-202
Travel Expense	           3,858	        6,664         	-2,806
Entertainment	              483	        3,328	         -2,845
Depreciation & Amort.        	0	       33,336        	-33,336
Membership & Dues	           20	          336           	-316
Subscriptions	            5,304	        3,336          	1,968
Interest-De Neufville    	1,865	            0	          1,865
Interest Expense-Belson	  8,091            	0           8,091
Bank Charges               	-38            	0            	-38
Interest Expense-
  Capital Leases	             0          	664           	-664
Auto Expense             	4,493            	0          	4,493
Meetings & Seminars	      3,594        	2,000          	1,594
Hiring Expenses            	253	            0            	253
Raw Materials	            4,047	       13,336         	-9,289
Lab Supplies	             7,348       	13,336         	-5,988
Office Expense	           5,400        	5,336             	64
Equipment Rental	         1,622            	0         	 1,622
Licenses & Fees	            284            	0            	284
State Corp. Tax	            200            	0	            200
FDA Regulatory               	0          	664           	-664

See Accountants Compilation Report

ELITE LABORATORIES, INC.
Comparison of Year to Date Operating Expenses to Budget
For the Eight Months Ended November 30, 1997
Continued

                       			Eight 	          	Eight
		                      	Months           	Month	       	Variance
		                   November 30, 1997 November 30, 1997	Unfavorable
		                      	Actual		          Budget		      (Favorable)
		                   _________________	_________________	___________
Misc Expense                    0         3,336            -3,336
Service Contract-copier	    1,420             0             1,420
Testing Fees	                   0	       13,336          	-13,336
Marketing/commissions	          0	       16,664 	         -16,664
Payroll Preparation	          628            	0              	628
Private Placement Fees    	10,000            	0           	10,000
                          	_______      	_______          	_______
Total Expenses           	392,293	      458,000	          -65,707
	                         ________       _______           _______
Net Income (Loss)      	$ -289,357  	$ -217,998         	$-71,359




See Accountants Compilation Report

ELITE PHARMACEUTICALS, INC.

We have compiled the accompanying statement of assets, liabilities and stockholders' equity arising from the cash transactions of ELITE PHARMACEUTICALS, INC. as of November 30, 1997, and the related statement of revenues and expenses paid for the one month then ended, in accordance with Statements on Standards for Accounting and Review
Services issued by the American Institute of Certified
Public Accountants. The financial statements have been prepared on the cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements, and accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the informative disclosures ordinarily included in financial statements. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's assets, liabilities, equity, revenue and expenses. Accordingly, these financial statements are not designed for those who are not informed about such matters.

/s/ GOLDMAN & GITTELMAN, P.C.
GOLDMAN & GITTELMAN, P.C.


Clifton, New Jersey
December 24, 1997

Elite Pharmaceuticals, Inc.
Balance Sheet
November 30, 1997

		Assets

Current Assets
	Cash and Equivalents	    		$ 1,123,719.87
	Investments					             1,500,144.00
	Total Current Assets			      2,623,863.87
	Investment in Subsidiary	      600,000.00
			                    				_______________
	Total Assets			           	$ 3,223,863.87

               Liabilities & Stockholders' Equity
Current Liabilities
                		    					______________
Total Current Liabilities		          0.00
                    							______________

	Stockholders' Equity
	  Common Stock				           3,275,170.16
	  Retained Earnings			         (51,306.29)
				                      			______________
	Total Stockholders' Equity	  3,223,863.87
	Total Liabilities and
	Stockholders' Equity	    		$ 3,223,863.87
                     							==============

See Accountants' Compilation Report.

Elite Pharmaceuticals, Inc.
Statement of Operations
For the One Month Ended November 30, 1997

	Revenues
	  Interest Income        			$  1,490.71
				                       		___________
	Total Revenues		           	   1,490.71
			                       			___________

	Administrative Expenses
	  Consulting Fees	        		  45,000.00
	  Bank Charges			                 47.00
	  Register & Transfer Agent	   7,750.00
                        						___________
	Total Administrative Expenses  52,797.00

	Net Loss Before Taxes	      	 (51,306.29)
			                        			___________
	Net Income (Loss)         			($51,306.29)
				                        		===========



See Accountants' Compilation Report.

No dealer, salesperson, or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus.
Any information or presentations not herein contained, if given or made, must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, nor does it constitute an offer to sell or solicitation for an offer to buy securities by any person in any jurisdiction where such an offer or solicitation is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                       TABLE OF CONTENTS

Prospectus Summary
Risk Factors
Selling Security Holders
Use of Proceeds
Dilution
Plan of Distribution
Management
Principal Shareholders
Description of Securities
Experts and Counsel
Description of Business
Management's Discussion and Analysis
Certain Transactions
Financial Statements


7,450,000 VOTING COMMON SHARES
(including 3,050,000 Common Shares Underlying Class A Redeemable
Common Stock Purchase  Warrants)


3,050,000 CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS



ELITE PHARMACEUTICALS, INC.







_________________

PROSPECTUS
_________________












_______________, 1998

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

	Within the two most recent fiscal years, no independent accountant who was previously engaged as the principal accountant to audit the registrant's financial statements or to audit a significant subsidiary, either resigned, indicated an intention not to stand for re-election after completion of the current audit, or was dismissed.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Bylaws of the Company contain provisions reducing the potential personal liability of the directors of the Company for certain monetary damages and providing for indemnity of directors. The Company is unaware of any present, pending or threatened litigation which would result in any liability for which a director would seek such indemnification or protection. The provisions affecting personal liability provide that the Company will indemnify its directors to the fullest extent permitted by Section 145 of the Delaware Corporation Law against (a) expenses (including attorney's fees) reasonably incurred in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding
(and appeal therefrom) against any director, whether or not brought by or on behalf of the Company seeking to hold the director liable by reason of the fact that he was acting in such capacity; and (b) any reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement in such action, suit or proceeding.


In addition, the Company has applied for directors and officers liability insurance, but has not yet received such coverage.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

The following represents all shares of unregistered securities sold by the Company within the last three years. The first group represents shares of Common
Stock and Warrants sold in the Private Offering. The second group represents all other securities sold by the Company within the last three years.

Private Offering. The aggregate offering price in the Private Offering was $6,000,000. There were sales commissions of 8% and a placement agent fee of 2% paid, for an aggregate paid of $600,000. The Private Offering was made under the exemption from registration afforded by Section 4(6) of the Securities Act and Rule 506 of
Regulation D promulgated thereunder.

                        Number of            Number of
Name of Security Holder  Shares Owned    Warrants Owned
Maurice J. Abadi         20,000     10,000
Robert G. Ackerly        20,000     10,000
Hymie Akst               20,000     10,000
Joan F. Albrecht         20,000     10,000
All American Funding     40,000     20,000
David Altschuler         20,000     10,000
The Aquidneck Trust,
 Marielle T. Reilly
and Michael Plunkett
TTEES                    40,000     20,000
Marcel Aronheim          40,000     20,000
Joan Rich Baer, Inc.
Pension Plan
and Trust  U/A/D 1/1/78,
Joan Rich Baer and
Arthur Bugs Baer TTEE    40,000     20,000
Robert W. Baird & Co.
TTEE, FBO Albert L.
Saphier IRA              40,000     20,000
Mayer Ballas, M.D.       20,000     10,000
Norman Barrie and
Laurel Barrie            20,000     10,000
B&B Management, Ltd.    104,000     52,000
Jerome Belson           280,000    140,000
Susan J. Bender          40,000     20,000
Birchcrest Industries,
Inc. Employee Profit
Sharing Plan & Trust     20,000     10,000
Harvey Blitz             40,000     20,000
Dr. Daniel Scott
     Brandwein           20,000     10,000
Bridge Ventures, Inc.   100,000     50,000
Susan Brauser            20,000     10,000
Michael E. Bushey DDS
Inc. Profit Sharing
 Trust                   20,000     10,000
C. Ames Byrd and
Donna M. Byrd, JT        20,000     10,000
Joseph Michael Cafiero and
Veronica Walsh Cafiero
                  JT     10,000      5,000
McDonald & Company Securities
FBO Frank B. Carr IRA    60,000     30,000
Chillington Corporation
 N.V.                   140,000     70,000
Alan R. Cohen            20,000     10,000
Israel Cohen             20,000     10,000
Phyllis J. Cohen         10,000      5,000
Irving W. Davies         10,000      5,000
Ronny Lee Doran          10,000      5,000
Joseph A. Dussich        40,000     20,000
Sidney Dworkin           40,000     20,000
Anita Elias Living Trust,
Anita and Jack Elias,
TTEES                    20,000     10,000
Dr. Edward R. Falkner, Inc.
Profit Sharing Trust     20,000     10,000
Alan Feldman             20,000     10,000
Cary Fields              80,000     40,000
Stuart Flaum             20,000     10,000
F&N Associates, Inc.     13,333     6,666
Gary W. Funk            	40,000     20,000
Joseph Giamanco         160,000     80,000
Lawrence and Diane
Gorelick                	40,000     20,000
Edward A. Harycki       	20,000     10,000
Hasenfield-Stein,
Pension Trust           	13,333     6,666
Delaware Charter Gurantee
& Trust Co.
FBO Ronald I. Heller IRA	30,000     15,000
Richard A. Horstmann    	80,000     40,000
Intergalactic Growth
Fund, Inc.              	80,000     40,000
Barbara Kantor          	20,000     10,000
Robert Karsten, D.D.S.	  40,000     20,000
Richard Katz	            20,000     10,000
E. Gerald Kay	           40,000     20,000
Kentucky National
Insurance Co.	           20,000     10,000
Keys Foundation         160,000     80,000
Ali H.  Khin
and Mariam K. Ohn       	40,000     20,000
Ernest Howard King, Jr. 	20,000     10,000
Marvin Kogod
and Muriel Kogod JTWROS 	20,000     10,000
Jay Lieberman           	40,000     20,000
Andrew Licari	           40,000     20,000
James Lynch	             20,000     10,000
Leonard Makowka	         80,000     40,000
Virginia Meade          	10,000     5,000
Beno Michel M.D. Trust	  20,000     10,000
Harold Miller           	20,000     10,000
Farrell Moore
and Ann Moore JT        	20,000     10,000
Gee Gee Morgan	          10,000     5,000
Morgan Steel Limited	    80,000     40,000
Delaware Charter
Guarantee
& Trust Co. FBO
David S. Nagelberg IRA  	30,000     15,000
Daniel Orenstein	        56,000     28,000
Donald Orenstein	        20,000     10,000
Seymour Orenstein	       32,000     16,000
The Chandrakant and Krishna
Patel Family Trust Dtd.
8/25/92	                 40,000     20,000
Sanjay K. Patel	         40,000     20,000
Vijay Patel             	60,000     30,000
James M. Persky	         10,000      5,000
Stephen J. Posner       	40,000     20,000
Delaware Charter Guaranty
Trust TTEE FBO
Paul Prager IRA         	60,000     30,000
Tis Prager	              40,000     20,000
R. Capital II, Ltd.     	80,000     40,000
Kenneth M. Reichle, Jr. 	20,000     10,000
Fahnestock & Co., Inc.
C/F Gerald Richter IRA  	20,000     10,000
R&J Trust Dtd. 7/1/93,
Roger P. Siegel
and Joan K. Siegel TEES 	40,000     20,000
Kenneth M. Robbins	      20,000     10,000
Wayne Robbins	           40,000     20,000
Joseph Roselle          	80,000     40,000
Carl Rosen              	40,000     20,000
Robert M. Rosin	         20,000     10,000
Harvey L. Ross	          40,000     20,000
Irving Russo	            20,000     10,000
Rutgers Casualty Insurance
 Co.                     20,000     10,000
Ronald Schaffer	         48,000     24,000
Harry Schwartz	          20,000     10,000
Mark Schwartz	           20,000     10,000
Merton J. Segal	         40,000     20,000
Norman Seiden	           80,000     40,000
Robert Shiff	            20,000     10,000
Barbara Snyder	          40,000     20,000
Nachum Stein	            13,333      6,666
Myron M. Teitelbaum, MD 	10,000     5,000
Edmund Tennenhaus	       40,000     20,000
Tissera Overseas Fund
N.V.                    	40,000     20,000
Robert and Sarah Wax	    40,000     20,000


Other Sales of Securities within Last Three Years

On or about July 23, 1996, the Company sold (i) 12,286 shares of its Common Stock at $2.00 per share, for an aggregate of $24,572, to Vijay Patel, (ii) 10,000 shares of its Common Stock at $2.00 per share, for an aggregate of $20,000 to Vijay Patel, C/F Amisha Patel, and (iii)
5,000 shares of its Common Stock at $2.00 per share, for an aggregate of $10,000 to Vijay Patel, C/F Sagar Patel.
The sales were made in reliance upon Section 4(2) of the Securities Act of 1993.

On or about October 21, 1996, the Company sold 13,000 shares of its Common Stock at $2.00 per share, for an aggregate of $26,000, to Vijay Patel. The sale was made in reliance upon Section 4(2) of the Securities Act of 1993.

On or about March 5, 1997, the Company sold 42,000 shares of its Common Stock at $1.40 per share, for an aggregate of $58,800 to Vijay Patel. The sale was made in reliance upon Section 4(2) of the Securities Act of 1993.

On or about May 15, 1997, the Company sold 10,000 shares of its Common Stock at $1.40 per share, for an aggregate of $14,000 to Vijay Patel; (ii) 5,000 shares of its Common Stock at $1.40 per share, for an aggregate of $7,000 to Vijay Patel, C/F Amisha Patel; and (iii) 5,000 shares of its Common Stock at $1.40 per share, for an aggregate of $7,000 to Vijay Patel, C/F Sagar Patel.
The sales were made in reliance upon Section 4(2) of the Securities Act of 1993.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Registration Fees:              $3,737.07
Federal Taxes:                  $0.00
State Taxes and Fees:           $*
Trustee's Fees                  $0.00
Transfer Agents' Fees:          $*
Costs of Printing and
        Engraving:              $*
Stock Exchange or NASD Fees:    $*
Legal, Accounting and
Engineering Fees:               $*
Premiums Paid by Registrant or
 Selling Security Holder
  on any Policy that Insures
  or Indemnifies Directors and
  Officers Against any
  Liabilities They May Incur
  in Connection
  with the Registration,
  Offering or Sale of Securities: $*
                               _______
Total:                           $*

* To be filed by amendment

The above numbers represent estimated costs incurred or to be incurred by Registrant, and do not take into account any unforeseen future contingencies.

UNDERTAKINGS

Rule 415 Offering.

	The Registrant hereby undertakes to file during any period in which it offers or sells securities, a post -effective amendment to this Registration Statement to:


(i) include any prospectus required by Section 10(a)(3) of the Securities Act;


(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information contained in the Registration
Statement; and notwithstanding the foregoing, (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

	The Registrant further undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment will be treated as a new registration statement relating to the securities offered therein, and the offering of the securities at the time of the post-effective amendment will be treated as the initial bona fide offering of the securities.

	The Registrant further undertakes to file a post-effective amendment remove from registration by a post-effective amendment any securities remaining unsold at the termination of the offering.

EXHIBITS


3.1	Certificate of Incorporation of Registrant *
3.2	Bylaws of Registrant *
4.1	Specimen Common Stock Certificate *
4.2	Form of Warrant Agreement (including Warrant Certificate) *
4.3	Form of Placement Agent's Warrant*
4.4	Registration Rights Agreement*
5.1	Form of Opinion and Consent of
 James, McElroy & Diehl, P.A. regarding
 the legality of the securities being registered
10.1	Employment Agreement dated December 28, 1995
 between the Registrant and Atul M. Mehta
10.2	Consulting Agreement dated August 1, 1997
 between the Registrant and Bridge Ventures, Inc.
10.3 	Consulting Agreement dated August 1, 1997 between
 the Registrant and Saggi Capital Corporation
10.3	Commercial Lease
10.1	1997 Incentive Stock Option Plan *
10.5	Form of Private Placement Subscription Agreement *
15.1	Letter re unaudited interim financial information
(included in Financial Statements)
23.1	Consent of James, McElroy & Diehl, P.A. (included in Exhibit 5.1)
23.2	Consent of Goldman and Gittelman, P.C.
27.1	Financial Data Schedule*


*To be submitted by Amendment



SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Maywood, State of New Jersey, on January 28, 1998.


							ELITE PHARMACEUTICALS, INC.


			By:  /s/
		      Atul M. Mehta, President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates dated.


			/s/
 		Atul M. Mehta, President and Director
			Date: ___January 29, 1998_____________


				/s/
		 	John W. Jackson, Director
			Date: __January 29, 1998______________